Exhibit 99.3

ENGLISH TRANSLATION OF REPORT OF PABLO D’AGLIANO, INDEPENDENT

APPRAISER OF ENERSIS AMÉRICAS

IMPORTANT INFORMATION

Subject to shareholder approval and satisfaction of other conditions precedent, Chilectra Americas S.A. (“Chilectra Américas”) and Endesa Américas S.A. (“Endesa Américas”) will merge with and into Enersis Américas S.A. (“Enersis Américas”) (the “Merger”), with Enersis Américas continuing as the surviving corporation. The Merger is part of an overall reorganization of the businesses of Enersis S.A. (“Enersis”), Empresa Nacional de Electricidad S.A. (“Endesa Chile”) and Chilectra S.A. (“Chilectra”) to separate their respective Chilean and non-Chilean electricity generation, distribution and transmission businesses. Following the Merger, Enersis Américas, under the name “Enel Américas S.A.”, will hold the combined non-Chilean electricity generation, distribution and transmission businesses of Enersis, Endesa Chile and Chilectra.

In the Merger, each outstanding share of Chilectra Américas common stock (other than shares owned by Enersis Américas and shares for which statutory merger dissenters’ withdrawal rights are exercised) will be exchanged for 4.0 shares of Enersis Américas common stock.

Enersis Américas and Chilectra Américas are Chilean companies. Information distributed in connection with the proposed Merger and the related shareholder votes is subject to Chilean disclosure requirements that are different from those of the United States. Financial statements and financial information included in these documents are prepared in accordance with Chilean accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the constituent companies are located in Chile and some or all of their officers and directors may be residents of a foreign country. You may not be able to sue the foreign companies or their respective officers or directors in a Chilean court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Enersis Américas may purchase shares of Chilectra Americas by means other than in the Merger at any time prior to consummation of the Merger, such as in open market or privately negotiated purchases.

The following is an English translation of the original Spanish language document which has been prepared solely for informational purposes only, has no legal effect and should not be relied upon. This translation is not an offer or invitation to make an offer for the purchase of any securities. If there exist any discrepancies between the original Spanish language document and this English translation, the original Spanish language document will prevail.

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Pablo D’Agliano, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of

Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Pablo D’Agliano, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this joint information statement/prospectus.

The pro forma and historical consolidated statement of financial position of Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A., as of June 30, 2016 that are contained in, or referred to, in the report of Pablo D’Agliano, dated August 5, 2016, has not been examined or audited in accordance with either the standards of the American Institute of Certified Public Accountants (AICPA) or the standards of the U.S. Public Company Accounting Oversight Board (PCAOB). These pro forma and historical consolidated statements of financial position are considered unaudited for SEC purposes. The English language version of the report of Pablo D’Agliano, dated August 5, 2016, that was filed in Spanish with the SVS in Chile has been modified in certain respects to reflect this fact for purposes of presentation in this joint information statement/prospectus.

C O U R T E S Y   T R A N S L A T I O N

This is an English courtesy translation of the original report prepared in Spanish language. Please note that only the original report prepared in Spanish is valid and that this English courtesy translation was prepared only for convenience.

Santiago, August 5, 2016

To

Board Members and Shareholders

Enersis Américas S.A.

To whom it may concern:

The Board of Directors of Enersis Américas S.A. (hereafter “Enersis Américas” or the “Company”) unanimously appointed me as the independent expert for the issuance of an expert report regarding the estimated value of the companies Endesa Américas S.A. (hereafter “Endesa Américas”), Enersis Américas and Chilectra Américas S.A. (hereafter “Chilectra Américas”) (hereafter all three companies collectively the “Companies”) that are envisaged to be merged (hereafter the “Merger”), and the estimated exchange ratio for the corresponding shares (hereafter the “Exchange Ratio”) in the event the Merger is materialized according to the state of the law (hereafter the “Expert Report”).

The appointment was informed to the Superintendencia de Valores y Seguros (hereinafter the “SVS”) through a corresponding Hecho Esencial (Material Fact) dated June 16, 2016.

In regard of what was informed and, according to what is indicated in the Contract of Provision of Services that Enersis and myself have signed on July 15, 2016 (hereafter the “Contract of Services”), I proceed with providing my expert report in the following terms:

1.- Objective and Content of the Expert Report.

1.1.- Objective. The Expert Report has been contracted aimed at being one more piece of information that the Board of Directors of the Company will provide the shareholders of the Company that have to decide on the Merger, according to the provisions of article N° 155 of the Regulation of Corporations (hereafter “Regulation”).

1.2.- Content. This Expert Report contains a report on the value of the Companies, the Exchange Ratio of the corresponding shares, and an unaudited proforma consolidated statement of financial position that represents the absorbing Company, presenting asset accounts, liabilities, and equity of the Companies.

2.- Information available for issuing the Expert Report.

2.1.- It is noted that the Expert Report has been prepared exclusively based upon the information provided by the Company and public information available, where the Expert that writes this report has not performed an independent investigation or validation of the information received.

The information received has been of a financial, corporate, and legal nature, and I understand that it corresponds –at least– to such information that is normally the information elaborated as part of the process of habitual management control and financial management.

2.2.- Similarly, I have had access to the same type of information from Endesa Américas S.A. and Chilectra Américas S.A. provided by those entities, where this Expert has not made an independent investigation nor a validation of the information received.

2.3.- The information being considered for issuing the Expert Report is the following:

(i)	Historic financial statements;

(ii)	Financial projections for the period 2016 – 2020, including balance sheets, income statements, investment and capital expenditures, and main working capital accounts, among others;

(iii)	Projections of the main operational drivers, including prices and quantities that conform the main revenues, among others;

(iv)	Financial statements as of March and June 2016;

(v)	Unaudited proforma consolidated statement of financial position as of June 30, 2016;

(vi)	Net financial debt and other adjustments (Equity Bridges) of the valuated companies as of June 30, 2016;

(vii)	Management presentations of the businesses by country, including their operations in Generation, Transmission and Distribution;

(viii)	Management presentation of tax matters (tax and fiscal effects) regarding the impact of the reorganization undertaken;

(ix)	Corporate and equity ownership structure of each holding over operating companies;

(x)	Macroeconomic assumptions under which the management based their financial and operational projections;

(xi)	Other information considered relevant for purpose of this report, including a wide list of questions and answers exchanged with the companies’ managements; and,

(xii)	A dividend distribution for Chilectra Americas’ shareholders in the amount of $ 120,000 million Chilean pesos, payable before Merger completion, as informed by management last July 27, 2016, where Chilectra’s board of directors agreed to propose the case at the shareholders meeting addressing the Merger.

2.4.- Part of the information considered is or could be based upon future events, which are part of the expectations or projections of the Companies and/or their management. These future events may not happen, therefore, part of the conclusions in this Expert Report may suffer alterations.

3.- Responsibility.

3.1.- Considering that the Expert has not validated in an independent form the information provided by the management of the Companies, and nor he has validated the public information used in the analysis and conclusions of the Expert Report, the Expert does not assume any responsibility whatsoever for errors or omissions that may exist in the information provided or to which he has had access, nor over the impact that such errors or omissions may exert in the analysis and conclusions directly or indirectly from it derived.

3.2.- Additionally, the results and comments incorporated in this Expert Report are subject to the scopes and assumptions included as reference in the Annex N°1 “Scopes and Assumptions” attached to the Expert Report.

4.- Use of the Expert Report.

This Expert Report is exclusively made to be used as the report required by article N° 156 of the Regulation, for purposes of the Merger.

In such way, it is allowed that the Expert Report:

(i)	Serves as base for the recommendations that the Board Members or Board of Directors of the Company make or may make regarding the Merger and/or the Exchange Ratio;

(ii)	Is made available to the shareholders of the Companies through the means that the Board of Directors and/or management determines, including its publication on the web pages of the Company and/or by means of incorporation, as an annex, to the Form F-4 that will be registered in the Securities and Exchange Commission of the United States of America due to the call for the Extraordinary Shareholders Meeting that should decide on the Merger and the Exchange Ratio; and

(iii)	Is made available to the shareholders of Endesa Américas S.A. and Chilectra Américas S.A. through the means that the Board of Directors of the Company considers proper.

5.- Used Methodology

The methodology used for issuing the Expert report and its conclusions consists in:

(i)	Analysis of the available information as described;

(ii)	Requests of meetings with the management to address specific matters and corroborate concepts;

(iii)	Submission of questions, along with the review of the corresponding answers;

(iv)	Selection of the valuation methods (predominantly Discounted Cash Flow method – DCF -, supported by an analysis of multiples obtained from similar companies either listed in stock exchanges and/or from transactions of comparable companies), where the best approach to value each one of the Companies consists in a sum-of-the-parts valuation methodology given the number of companies comprised, in four countries and different realities;

(v)	Development of DCF individual models, analysis of multiples from trading and transaction comparables;

(vi)	Detailed calculation of discount rates (“WACC”) applicable to the different companies in the different business segments and countries, for the DCF models, including detailed calculation for the respective Betas considered in the WACCs;

(vii)	Calculation of the enterprise value and equity value, once discounted from net financial debt and other adjustments explained in the annexed report, performing a sensitivity analysis of the main value drivers;

(viii)	Calculation of the relative contribution of the equity values of each one of the three Companies according to the respective equity interests as informed;

(ix)	Calculation of the Exchange Ratio derived from the relative equity values, in relation to the existing number of shares and their respective shareholders, and the need of issuing new shares given the capital increase produced by the eventual merger;

(x)	Elaboration of this report and its annexes.

Please refer to Annex N°3 “Economic Valuation and Exchange Ratio Calculation Report” for further information of the methodology.

6.- Estimated value of the Companies to be merged.

The estimated value of the Companies resulting from this analysis is:

	ENERSIS AMÉRICAS ($)	CHILECTRA AMÉRICAS ($)	ENDESA AMÉRICAS ($)
Perito Valuation as of 30.06.2016	5.987.757.234.743	575.209.520.633	2.684.560.810.120

Note: figures are in Chilean Pesos, according to the Observed Dollar as of July 1, 2016 (CLP/USD 661.37).

Please note that the valuation and Exchange Ratio calculations consider Chilectra Américas distributes a 120 billion Chilean Pesos dividend, which, as informed by such company’s management, will be submitted for the consideration of Chilectra Américas’ shareholders at the extraordinary shareholders meeting expected to vote the proposed Merger.

Please refer to Annex N°3 “Economic Valuation and Exchange Ratio Calculation Report” for further information for this valuation.

7.- Estimated Exchange Ratio for the shares of the Companies and number of new shares to be issued.

The estimated Exchange Ratio for the shares of the Companies (shares of Enersis Américas per share of Endesa Américas, and shares of Enersis Américas per share of Chilectra Américas) and the number of new shares to be issued as per this analysis is:

CALCULATIONS BASED ON VALUATIONS AS OF JUNE 30, 2016 CAPITAL INCREASE & EXCHANGE RATIOS	$	%
Equity valuation of Enersis Américas	5.987.757.234.743	84,72%
Minority shareholders of Chilectra Américas	5.230.833.809	0,07%
Minority shareholders of Endesa Américas	1.074.336.230.321	15,20%

VALUATION OF MERGED EQUITY	7.067.324.298.872	100,00%

CAPITAL INCREASE	1.079.567.064.129

CALCULATION OF NUMBER OF SHARES TO BE ISSUED BY ENERSIS AMÉRICAS
Post Merger shares	57.943.990.085
Shares to be issued	8.851.217.323

EXCHANGE RATIOS	N° Shares	Exchange Ratio Enersis/Share exchanged
Pre Merger shareholders of Enersis Américas	49.092.772.762	1,00
Minority shareholders of Chilectra Américas	42.886.865	4,10
Minority shareholders of Endesa Américas	8.808.330.458	2,68
Total shares	57.943.990.085

Note: figures are in Chilean Pesos, according to the Observed Dollar as of July 1, 2016 (CLP/USD 661.37).

Please refer to Annex N°3 “Economic Valuation and Exchange Ratio Calculation Report” for further information for these Exchange Ratio estimates.

8.- Unaudited proforma consolidated statement of financial position post-merger

The following unaudited proforma consolidated statement of financial position represents the absorbing company, showing asset, liabilities and equity accounts of the Companies, with the respective adjustments and merged unaudited pro forma consolidated statement of financial position that represent the new entity.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION	Enersis Américas Consolidated (SVS) M$	Merger adjustments M$	Enersis Américas Proforma Merged M$
Total current assets	2.843.275.687	—	2.843.275.687
Total non-current assets	7.875.181.914	—	7.875.181.914

TOTAL ASSETS	10.718.457.601	—	10.718.457.601

Total current liabilities	2.463.763.554	18.499.833	2.482.263.387
Total non-current liabilities	2.947.697.294	—	2.947.697.294

TOTAL LIABILITIES	5.411.460.848	18.499.833	5.429.960.681

Issued capital	3.575.339.010	1.079.567.064	4.654.906.074
Accumulated profits	2.148.192.728	—	2.148.192.728
Other reserves	(1.976.890.178)	(579.913.623)	(2.556.803.801)

Net worth attributable to controlling shareholders	3.746.641.560	499.653.441	4.246.295.001
Non-controlling shareholdings	1.560.355.193	(518.153.274)	1.042.201.919

TOTAL NET WORTH	5.306.996.753	(18.499.833)	5.288.496.920

TOTAL LIABILITIES AND NET WORTH	10.718.457.601	—	10.718.457.601

Note: figures are in Chilean Pesos, according to the Observed Dollar as of July 1, 2016 (CLP/USD 661.37).

Merger adjustments consider the following effects:

1)	Current liabilities: correspond to a tax of M$18,499,833 that Chilectra Américas and Endesa Américas shall pay in Peru and Argentina due to transferring the investments that both companies have in those countries. Its value corresponds to the best estimate provided by the Management. This tax will be accrued in Endesa Américas and Chilectra Américas, but paid by Enersis Américas as legal follower.

2)	Issued capital: corresponds to the capital increase in Enersis Américas, succeeding company, for the acquisition of the assets and liabilities of Chilectra Américas and Endesa Américas, that will result from the merger by incorporating the former ones into the first one. Such capital increase would be $1,079,567,064,129 and it is determined according to the value added by the assets being incorporated.

3)	Other reserves: correspond to the recognition of the difference between the capital increase in Enersis Américas and the book value of minority interests that become part of the share capital of the equity attributable to the shareholders of Enersis Américas post-merger. The difference between the market value of the compensation received or paid and the amount by which the non-controlling interest is adjusted, is recognized in the equity attributable to the shareholders of Enersis Américas.

In detail:	M$
Reserves due to the union of interests	(561,413,790)
Tax payables for investments transference (Peru)	(18,499,833)

Total	(579,913,623)

4)	Non-controlling equity interests: correspond to the book value of minority interests that will become direct shareholders of the capital share of Enersis Américas post-merger and the exchange of shares of Endesa Américas and Chilectra Américas per shares of Enersis Américas. According to the unaudited financial statements of Enersis Américas as of June 30, 2016, the book value of non-controlling equity interests belonging to minority shareholders that will be incorporated in the merger is the following:

Company	% Ownership	M$
Chilectra Américas	0.91%	4,915,104

Endesa Américas	40.02%	513,238,170

Total		518,153,274

Please refer to Annex N°3 “Economic Valuation and Exchange Ratio Calculation Report” for further information for pro forma financial statements post-merger.

9.- Declarations of the Expert.

According to the provisions of articles N° 156 and N° 168 of the Regulation, the Expert declares:

(i)	That he is independent from the Companies, and from the group of companies to which the same belong, its external auditors and from the consultants or advisors of the Merger;

(ii)	That he is not related to the Companies, in the terms described by article 100 of the Law N° 18,045 regarding Stocks Market; and

(iii)	That he is responsible of the appreciations contained in the current Expert Report, in the terms and conditions shown in the same document, as well as in the Contract of Services.

/s/ Pablo D’Agliano

Pablo D’Agliano

C.I.E. N° 14.750.468-3

IN SANTIAGO, TODAY, SIGNED BEFORE ME MR. PABLO D’AGLIANO, C.I.E. N° 14.750.468-3. SANTIAGO AUGUST 5, 2016.-

Annex N°1

Scope and Assumptions

The analysis, comments, indications, and conclusions in this Expert Report are subject to the scopes and assumptions that are indicated as follows:

1.- This Expert Report was prepared, exclusively, based on information provided by the Companies and public information available.

The Expert has not made an independent validation of the information provided by the Companies or public information used in the analysis and conclusions of the Expert Report; consequently, not giving nor granting a guarantee, representation, or assurance of any kind regarding the veracity or accuracy of such information.

Therefore, the Expert does not assume any responsibility for damages or harm, direct or indirect, derived from any information deemed incomplete, erroneous, and not trustworthy or untimely that has been provided by the Companies.

2.- This Expert Report is delimited to the requirement made, contained in the Contract of Services.

Consequently, it does not include any other aspect, matter, or information that may be proper, relevant or necessary for the adequate assessment of the Expert Report.

3.- Part of the information considered in the Expert Report is or may be based upon future events, which are part of the expectations or projections of the Companies and/or their management. These future events may or may not occur, so part of the conclusions in this Expert Report may suffer alterations in the future, which are not and will not be the Expert’s responsibility.

4.- The Expert does not give opinion and does not assure:

(i)	financial statements of the Companies;

(ii)	the internal or operative controls of the Companies, and nor

(iii)	the current or future value of the entity resulting from the Merger;

5.- This Expert Report is not:

(i)	a recommendation on the approval of the Merger nor its Exchange Ratio;

(ii)	a study of financial feasibility of the Merger or the future businesses of the merged entity;

(iii)	a market study;

(iv)	a fairness opinion of the Companies or the Merger;

(v)	an investment advisory;

(vi)	a due diligence of the Companies;

(vii)	a recommendation of granting of funding;

(viii)	a tax advisory;

(ix)	a strategic assessment or advisory of the Merger.

6.- This Expert Report, as well as the analysis, opinions, comments, and/or conclusions contained in it are valid as of its date of issuance; and is only useful for the purpose for which the Expert Report was hired.

7.- This Expert Report, as well as the analysis, opinions, comments and/or conclusions that it contains can only be used for the purpose established when contracting the Expert Report; and shall not be used for any other kind of objective, unless what is expressly indicated in the Expert Report, by the Company, any of the Companies, their respective directors, shareholders, managers, and/or officials.

8.- The Expert shall not be responsible, in any way at all, of any decision, of any nature, that may be taken after consulting the Expert Report.

All or any of the decisions taken based upon the Expert Report shall be of exclusive responsibility of the Companies, their respective board members, shareholders, managers and/or officials, as well as the implementation and/or execution made based upon them.

9.- The Expert points out that the concept of value used in this Expert Report, explicitly or implicitly, solely refers to the Merger and it shall not be necessarily applied, to a sale price or other kind of transaction made after the Merger, which depend upon other considerations, unrelated to this Expert Report.

10.- Without prejudice of the fact that according to the Contract of Services where this Expert Report becomes property of the Company, the Company and any of the Companies shall not publish, distribute, or grant right of use or consultation besides the terms indicated in the Contract of Services and this Expert Report.

Consequently, the Expert is liberated from all and any responsibility from the improper use, consultation, or reading of the Expert Report from third parties that are not authorized to do so.

11- The Expert has assumed that the assets, fixed or current, properties, stakes, or interests in any of the companies or business are free from taxation, limitations, or liabilities.

The Expert has not determined, in an independent form, if any asset, current or fixed, property, stake, or interest in company or business is subject to any tax, limitation, or liability, nor he has included the scope or effect to such taxes, limitations, or obligations to the Expert Report.

12.- The current Expert Report shall be read and understood on its entirety. Reading or selecting only specific parts of this report may lead to error or erroneous interpretations, which shall not be the Expert’s responsibility.

13.- This Expert Report has been prepared with the exclusive aim of being one more of the pieces of information that the Board of Directors of the Company will provide the shareholders of Enersis Américas, who shall decide on the Merger, according to the provisions of article N° 155 of the Regulation.

14.- It is recommended that any person or entity that wishes to use this Expert Report as a bases for adopting any decision, either for the Merger or Exchange Ratio, makes those additional validations or comparisons from other sources that are deemed necessary and pertinent, assuming their own responsibility in case only the Reading of the Expert Report is considered.

Annex N°2

Methodology used for Determining the Unaudited Pro Forma Consolidated Statement of

Financial Position of Enersis Américas S.A.

The unaudited pro forma consolidated statement of financial position of the succeeding company which is included in this report, shows the sum of asset, liabilities and equity accounts of the companies that will merge, and it has been prepared on the basis of the consolidated financial statements of Enersis Américas S.A., Chilectra Américas S.A. and Endesa Américas S.A. as of June 30, 2016.

In the consolidation of the unaudited pro forma consolidated statement of financial position of the succeeding Company, “Enersis Américas S.A.”, assets and liabilities contributions have been recorded according to the values registered in the accountings of each of the companies absorbed.

For purposes of my revision, I had in consideration:

•	Spreadsheet of consolidation of the unaudited financial statements of Enersis Américas S.A., Chilectra Américas S.A. and Endesa Américas S.A. as of June 30, 2016, provided by the Management of Enersis Américas, which are contained in Appendix 2 of Annex N°3.

•	That for purposes of materializing the referred Merger, Enersis Américas S.A., as succeeding company and in order to match the incorporation of assets and liabilities of Chilectra Américas S.A. and Endesa Américas S.A., will deliver to the minority shareholders of the absorbed companies, shares of its own issuance, through a capital increase in the Absorbing Company.

•	That both Chilectra Américas S.A. and Endesa Américas S.A. equity interests’ are mainly concentrated in Enersis Américas S.A., in a 99.09% and 59.98%, respectively.

•	That the shareholding and net worth of the minority shareholders of Chilectra Américas and Endesa Américas remains duly safeguarded by the fact that as per the Merger they would receive in ownership shares of Enersis Américas through the exchange of their original shares of Chilectra Américas and Endesa Américas in line with the Exchange Ratios calculated in point 7 “Estimated Exchange Ratio for the shares of the Companies and number of new shares to be issued” of this Expert Report.

•	That through the Merger to be implemented, the assets and liabilities of Chilectra Américas S.A. and Endesa Américas S.A., that will become part of the equity or net worth of Enersis Américas S.A., shall be registered through a capital increase.

•	According to the background information provided by the Management, there is no awareness of any other situation that, to my best knowledge and understanding, should be reported to the shareholders for purposes of due consideration of the proposal of Merger.

The procedures performed to the unaudited pro forma consolidated statement of financial position consisted mainly of:

(a)	Check that the amounts of assets, liabilities and equity of the companies participating in the Merger, as of June 30, 2016, described in Appendix 2 of Annex N°3 match the amounts recorded in the unaudited financial statements.

(b)	Add line by line the assets and liabilities of the unaudited financial statements as of June 30, 2016, of the companies involved in the Merger process.

(c)	Check eliminations of accounts receivable and payable between the merging companies detailed in the “merger adjustments” column to generate the merged unaudited proforma consolidated statement of financial position, shown in Appendix 2, Annex N°3.

(d)	Check the elimination of investments between the companies involved in the merging process.

(e)	Determine the capital increase in Enersis Américas S.A., succeeding company, corresponding to the acquisition of the assets and liabilities of Chilectra Américas S.A. and Endesa Américas S.A. that will result from the Merger by incorporation of the last ones to the first one. Such capital increase is estimated in $1,079,567,064,129.-

(f)

Determine the effect in the Equity account “Other reserves”, representing the recognition of the difference between the capital increase in Enersis Américas and the book value of minority interests that become part of the capital share of net Equity attributable to the shareholders of Enersis Américas post-merger. The difference between the market value of the compensation received or paid and the amount to which non-controlling interests are adjusted is recognized in the net equity attributable to the shareholders of Enersis Américas.

In detail:	M$
Reserves due to the union of interests	(561,413,790)
Tax payables for investments transference (Peru)[1]	(18,499,833)

Total	(579,913,623)

(1)	Corresponds to a total tax of M$18,499,833 to be paid by Chilectra Américas S.A. and Endesa Américas S.A. in Peru and Argentina for transferring the investments that both companies in these countries. The value corresponds to the Management’s best estimate. This tax is accrued in Endesa Américas and Chilectra Américas, but it shall be paid by Enersis Américas as the legal follower.

(g)	Determine the effect on accounts of non-controlling interests, that corresponds to the book value of minority shareholders that will become direct shareholders in the share capital of Enersis Américas post-merger, and the exchange of shares of Endesa Américas and Chilectra Américas for shares of Enersis Américas. According to the unaudited financial statements of Enersis Américas S.A. as of June 30, 2016, the book value of non-controlling interests belonging to minority shareholders to be incorporated in the Merger is the following:

Company	% Ownership	M$
Chilectra Américas S.A.	0.91%	4,915,104
Endesa Américas S.A.	40.02%	513,238,170

Total		518,153,274

(h)	Determine the exchange proportion described in Annex N°3.

Strictly Private & Confidential

C O U R T E S Y T R A N S L A T I O N

This is an English courtesy translation of the original report prepared in Spanish language. Please note that only the original report prepared in Spanish is valid and that this English courtesy translation was prepared only for convenience.

Enersis Américas S.A.

Annex 3: Economic Valuation and Exchange Ratio Calculation Report

Providence Capital is a member of Corporate Finance International (CFI), a Swiss

August 5, 2016 Verein, International M&A Network. www.thecfigroup.com

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

Table of contents H-12

STRICTLY PRIVATE & CONFIDENTIAL

Executive Summary

1

Within the process of the corporate reorganization of Enersis Americas S.A. (“Enersis Américas” or the “Company”), including under such process Endesa Américas. S.A. and Chilectra Américas S.A. (all three entities collectively as the “Companies”), Enersis Américas S.A. has appointed Mr. Pablo D’Agliano as the independent expert to submit an independent Expert Report on the estimated value of the Companies to be merged and an estimate of the exchange ratio for the shares of each company.

For the purposes of this report, Providence Capital has made use and relied on the information provided by and on behalf of Enersis Américas S.A. including under such premise, meetings held with management, information exchange through Q&A process, and information publicly available, performing no independent investigation or verification of such information.

2

For purposes of this report and the conclusions contained herein, Providence Capital performed an assessment of the estimated value (valuation) of the equity of each one of the firms where the Companies have an ownership interest, following a sum-of-parts criteria to calculate the equity values, considering all Power Generation (Gx), Transmission (Tx) and Distribution (Dx) businesses in Argentina, Brazil, Colombia and Peru, as well as the present value of organizational costs and net financial debt associated to the holding companies.

Company valuations were primarily performed under the Discounted Cash Flow model (DCF), and for cross reference purposes, valuations were also calculated using Trading Comparables and Transaction Comparables methodologies. Exceptions to this criteria are clearly identified in this Report for those companies of minor relevance. In addition, for purposes of the valuation and determination of the exchange ratio, we have considered a dividend distribution for Chilectra Americas’ shareholders in the amount of $ 120,000 million Chilean pesos. This dividend has been informed by the company’s management and shall be presented to the shareholders of Chilectra Americas at the Extraordinary Shareholders Meeting to address the merger proposal.

Following these considerations, the estimated economic value of the equity of the newly merged company (Enersis Américas S.A. absorbing both Endesa Américas S.A. and Chilectra Américas S.A.) is within a range of USD 9,993 millions and USD 11,378 millions.

To determine the exchange ratio between Enersis Américas and its subsidiaries Endesa Americas and Chilectra Américas, we also performed a sensitivity analysis with different scenarios out of the base case scenario presented in this report. These scenarios were defined considering changes in critical variables that generate relative changes in valuations within the different industries (Dx and Gx), different countries and Holding discounts. As a result of this analysis, we estimate that the existing shareholders of Enersis Américas shall own between 84.0% to 85.9% of the equity of the newly merged company, generating the following exchange ratios:

2.44 and 2.84 shares of Enersis Américas for each share of Endesa Américas; and

3.57 and 4.52 shares of Enersis Américas for each share of Chilectra Américas.

3 |

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Executive Summary – Exchange Ratio Estimates

Current ownership structure (Million of shares)		Enersis Américas		Endesa Américas		Chilectra Américas	
	Controller	29,762	60.6%	4,919	60.0%	1,140	99.1%
	Minority shareholders	19,331	39.4%	3,282	40.0%	10	0.9%
	Total	49,093	100.0%	8,202	100.0%	1,151	100.0%

1	Enersis Américas	Endesa Américas	Chilectra Américas
Estimated economic value of equity (1) (USD Million) - mid value -	$ 10,095	$ 4,190	$ 864

2 Calculation of the exchange ratio

		Enérsis Américas	Minority Shareholders Endesa Américas	Minority Shareholders Chlectra Américas
A. Economic values to use for purposes of the merger: (USD Million)	Contribution	$ 10,095	$ 1,677	$ 8
	Adjustments (2)	-$ 1,041	-$ 52	$ 0
	Net value	$ 9,054	$ 1,624	$ 8

Incremental value for Enersis Post-Merger Américas: $ 1,632
% Over adjusted Enersis Américas value: 18.0%

B. Number of new Enersis Américas shares to be issued:	(Million)	49,093 Current	8,851 New	57,944 Post Merger

C. Allocation and Exchange Ratio for the new shares:	Current shareholders Enersis Américas	Minority shareholders Endesa Américas	Minority shareholders Chlectra Américas
Incremental value contribution:	-	99.5%	0.5%
Allocations of new shares of Enersis Américas:	-	**8,808.33**	**42.89**
Numbers of "old" (current) Shares:	-	3,282.27	10.46
Implied exchange ratio		**2.68**	**4.10** (3)
Ownership structure post merger:	**84.7%**	**15.2%**	**0.1%**
Exchange Ratio (new shares for old shares):	-	**Low — High**	**Low — High**
(Estimated range from sensitized scenarios)	-	**2.44 — 2.84**	**3.57 — 4.52**

The implicit exchange ratio is the result of the post adjusted average economic equity value of the Companies

The range for the Exchange Ratio was estimated through a sensibility analysis to critical variables that generate relative changes in valuations within the industries (Dx, Gx), Countries and holding discounts

Notas: (1) NAV or Net Asset Value is the sum of the equity stakes in the operating companies and the present value of organizational costs and net financial debt of holding companies. (2) Includes the compensation of Enersis Américas S.A. shareholders to minority shareholders of Endesa Américas S.A. and Chilectra Américas S.A. for taxes paid by Endesa Chile S.A. and Chilectra S.A. and a holding discount of 10% and 5% for Enersis Américas and Endesa Américas, respectively. (3) Includes dividend to be paid in Chilectra. Number exact of shares: 42.886.865 and 10.464.606

4

H-13

STRICTLY PRIVATE & CONFIDENTIAL

Scope of Work

As it has been communicated to the market as material fact or hecho esencial dated December 18th, 2015, the first stage of the corporate reorganization process (the “Reorganization”) has been executed, involving the main companies of Enersis Group in Chile, i.e. Enersis S.A. and its affiliated companies Endesa Chile S.A. and Chilectra S.A., consisting in the spinoff of Enersis Group’s business activities developed outside Chile.

The Reorganization has already been fulfilled within its first stage consisting in the approval of the division of Enersis S.A., Endesa Chile S.A. and Chilectra S.A.

A second stage, which as of today is pending, is to approve the merger of the companies grouping Enersis Group’s equity interests outside Chile, i.e. the merge of Enersis Américas S.A. (the “Company” or “Enersis Américas”), Endesa Américas S.A. and Chilectra Américas S.A. (all three entities collectively as the “Companies”).

According to the applicable legislation for corporations, merger transactions shall be approved by Extraordinary Shareholder Meetings in each company involved in the transaction. In this regard, and for purposes of proceeding with the referred merger, and in attention to article 99 of the Corporate Company Law in Chile, article 156 of its Rules of Procedure and General Rule No. 30 issued by the Superintendencia de Valores y Seguros (“SVS”), the board of directors of a corporation involved in a merger process shall appoint an independent expert to, among other subjects, issue a report addressing the value of the companies to be merged and the exchange ratio for the corresponding shares or corporate rights (the “Expert Report” o the

“Report”).

For this purpose, the Board of Directors of the Company appointed Mr. Pablo D’Agliano, Argentinean citizen, married, Bachelor in Business and Administration, ID No. 14.750.468-3, as the independent expert (the “Expert”) for the procedure of the Reorganization, complying with the requirements of articles No.156 and No. 168, both of the Corporate Company Rules, and with the purpose of issuing the Expert Report, which is subject in its contents to the terms established in article 156 of the Corporate Company Rules and general rule No. 30 of the SVS.

The valuation work performed by the Expert, to serve as a referential value to estimate the exchange ratio as presented herein, has been developed on the basis of the information provided by the Company. For purposes of this work, the Expert used and relied on the information provided by or in behalf of Enersis Américas, as well as on information publicly available. The Expert, supported by the financial advisory firm Providence Capital, has made no independent investigation and verification of the information provided by the Company and of the public information used in the analysis and conclusions of the Expert Report.

In this regard, the Expert and Providence Capital assume no responsibility for any errors and omissions that may exist in the information available and for the analysis and conclusions contained herein the Expert Report.

The Expert Report is simultaneously presented in two formats, an original version in Spanish and an English courtesy translation copy.

5 |

STRICTLY PRIVATE & CONFIDENTIAL

Limitations of Work

This Report was prepared to be used exclusively by the Board and shareholders of Enersis Américas, as part of their analysis of the transactions that constitute the Merger, and therefore, must be exclusively used in such context, and not to be used for other purposes.

This Report does not constitute a recommendation, express or implied, to the Board of Enersis Américas in connection with the convenience to make a decision about the transactions that constitute the Merger.

In the preparation of this Expert Report no obligation or responsibility is undertaken for potential results or consequences of whether the Merger takes place or not.

For the purposes of the preparation of this analysis and subsequent conclusions contained in this Expert Report, information delivered in writing and orally by the Company has been made available through its managers in addition to publicly available information, without independent verification of such information’s truthfulness, integrity, accuracy, consistency or precision. As to the estimates, projections or forecasts, we have had to assume and trust that they have been prepared in good faith and reasonably, based on assumptions that reflect the best available estimates and judgment by management in connection with expected future results. Likewise, we have assumed that the Reorganization will take place under the terms described in the respective material facts or “hechos esenciales”.

In the preparation of this Expert Report, we assume no obligation or commitment whatsoever for providing legal, accounting or tax advisory services, nor performing due diligence of the companies subject to the Reorganization. Therefore, nothing in this Report may be considered, used or construed as legal, accounting or tax advice, and any contents thereof that makes reference, directly or indirectly, to legal, accounting or tax matters must be understood as a reference to general aspects that we have deemed necessary and relevant to support the analysis.

As requested by Enersis Américas, this Expert Report includes: (i) an estimated value of the Companies that will eventually merge and, (ii) estimate of the exchange ratio of the relevant shares, should the proposed operation take place.

Finally, we hereby state that we have not been subject to request nor have provided any advisory services neither in connection with the design, choice or structuring of the transactions that conform the Reorganization, nor regarding the terms or conditions or any other aspect of the transactions, nor have we receive requests for services different from the preparation of this Report. Therefore, we make no pronouncement in this Report nor make any pronouncement about the possibility of an alternative transaction or a different setup of the companies subject to the Reorganization which may or may not have better outcomes for the shareholders of one or more of the companies involved.

6 |

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Available Information and Procedures

- For purposes of analysis and evaluation, Providence Capital, acting as advisor to the Expert, had access to private and confidential information provided by the Company's management and through a privately owned data base, and to public information obtained both in written or electronic means through the internet.
- The information provided by the Company's management, submitted through a virtual data room in Intralinks, included among other:
  - Historical financial statements.
  - Financial projections from 2016 – 2020, including balance sheets and income statements, expansion and maintenance capital expenditures, and main working capital accounts, among others.
  - Projections of business and operational drivers, i.e. mainly price and quantities constituting the principal revenues, among other.
  - Financial statements as of March 2016 and June 2016.
  - Net financial debt and other adjustment items (Equity Bridges) as of June 30, 2016.
  - Management presentations by country.
  - Presentation of tax implications (fiscal and tax consequences) performed by the management of the Companies in connection to the impacts of the Reorganization.
  - Ownership structure of the Companies in operating companies.
- Meetings and Q&A sessions held with Management
  - Javier Galán, CFO, Enersis Américas, June 14, 2016.
  - Mauricio Poblete, Planning & Control LatAm, Enersis Américas, June 15, 2016.
  - Paolo Pirri, *Gerente de Administración* Latin America, Enersis, June 17, 2016.
  - Mauricio Poblete, Planning & Control LatAm, Enersis Américas, June 22, 2016.
  - Conference Calls for 30 minutes with management of each one of the 4 countries, June 22, 2016.
  - More than 25 questions submitted to the Intralink's data room and review of Q&As exchanged with other advisors.
  - Regular calls with Management to clear up doubts.
- Information obtained from other proprietary and public sources:
  - Statistical information, market prices, reports of Investment Banks and market multiples obtained from Thomson Reuters and Bloomberg.
  - Company web pages of the evaluated companies and rating companies.
  - News in general obtained through the web.

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7

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Description of the Transaction

Enersis Group is currently undergoing a process of corporate reorganization (the “Reorganization”), that has involved the main companies in Chile, i.e. Enersis S.A. and its affiliated companies Endesa Chile S.A. and Chilectra S.A., consisting on the spin-off of Enersis Group’s activities in distribution and generation developed outside Chile from those ones developed in Chile.

The first stage of the Reorganization has already been achieved, and entailed the division of the aforementioned companies, grouping operations outside Chile in three newly created companies Enersis Américas S.A., Endesa Américas S.A. and Chilectra Américas S.A.

Prior

Understanding A second stage, pending as of today, implies the approval for the merger of these companies holding equity interests outside Chile, i.e. the merger of Enersis Américas S.A. (the “Company” or “Enersis Américas”), Endesa Américas.

S.A. and Chilectra Américas S.A. (all three entities collectively as the “Companies”), being Enérsis Américas the company absorbing the other two ones.

Therefore, this process involves two stages: First Stage: DIVISION (achieved)

Second Stage: MERGER (under development)

Both Endesa Chile and Chilectra were divided into two companies, where all equity interests outside Chile were allocated into two newly created companies: Endesa Américas holding all interests outside Chile previously held by First Stage: Endesa Chile S.A. and Chilectra Américas holding all interests outside Chile previously held by Chilectra.

DIVISION In the case of Enersis, a new company was created, named Enersis Chile, where all equity interests in businesses in Chile were allocated into it, while those equity interests outside Chile were retained in Enersis, renamed afterwards as Enersis Américas.

Having been accomplished the division of the companies at the First Stage, then Enersis Américas will absorb both Second Stage: Endesa Américas and Chilectra Américas, by incorporating Endesa Américas and Chilectra Américas’ shareholders

MERGER directly into Enersis Américas according to the share’s exchange ratio to be agreed. Endesa Américas and Chilectra

Américas subsequently will be dissolved.

9 |

STRICTLY PRIVATE & CONFIDENTIAL

Description of the Transaction

Purpose of the Reorganization

According to the information publicly communicated, the purpose of the reorganization is:

To differentiate geographical areas that currently have different growth structures, in order to provide a more focused attention to each region;

To continue simplifying the ownership and corporate structures of Enersis in Latin America, by reducing consolidation of minority stakes and improving strategic approaches; and

To execute a strategy that allows to improve operational efficiencies, business growth and a differentiated policy of shareholders retribution.

Methodology for estimates of relative equity interests

As previously mentioned, the Second Stage of the Reorganization entails the merger of Enersis Américas, Endesa Américas and Chilectra Américas (the “Companies”).

For purposes of issuing the Expert Report regarding the valuation and share exchange ratio for the Companies’ merger, each one of the businesses where the Companies have equity interests were valuated independently following a sum-of-parts criteria, i.e. an independent valuation of Power Generation (“Gx”), Transmission (“Tx”) and Distribution (“Dx”) businesses in Argentina, Brazil, Colombia and Peru.

The valuation methodologies used for this purposes included the Discounted Cash Flow model (“DCF”), and Trading and Transaction Comparable models.

The prevailing methodology for defining the value of individual businesses and therefore of the Companies was the DCF, being assigned the highest relative weight, while Comparables were used for purposes of valuing specific cases of smaller businesses with limited information, as well as to crosscheck results obtained through the DCF.

Subsequently, results were adjusted according to values of specific accounts not included in financial projections (non-operational assets and liabilities with economic impact) and deductions of net financial debt to obtain the economic value of the equity for each business. Finally, values of all individual equity stakes of the Companies were summed-up accordingly. To the results obtained for each one of the Companies, additional adjustments were applied for specific cases (please refer to Chapter 5, Company Valuation).

Expert Report

The objective of the Expert Report is to serve as one more piece of the background information that the Board of the Company will make available to Enersis Américas’ shareholders that must decide regarding the merger.

The Expert Report contains information of the value of the Companies, the corresponding share exchange ratios between the Companies and a proforma unaudited consolidated statement of financial position that shall be representative of the absorbing entity.

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Enersis Américas Group

Overwiew of Enersis Américas Group

- The Group operates and has equity interests in Generation (Gx), Distribution (Dx) and Transmission (Tx) assets in Argentina, Brazil, Colombia and Peru. It is one of the biggest privately owned electric companies in Latin America, in terms of total assets and operational income, generated by a stable growth of its businesses in Gx, Tx and Dx.
- The Group has a direct and indirect participation on these businesses through Endesa Américas (60%) and Chilectra Américas (99,1%).
- The Group totals approximately 10,951 MW of installed capacity, 48,481 GWh of annual production of energy and served more than 13 million clients through its distribution companies as of 2015.
- During 2015, the Group generated approximately USD 8,103 million in sales and USD 2,467 million in EBITDA. By the year end of 2015, the Group had a total financial debt of USD 3,138 million.

Post-Division Corporate Structure


Grupo Enel (*)
60,6%
60,6%
Enersis Chile
Enersis Américas
60,0%
99,1%
Endesa Chile
Chilectra Chile
60,0%
99,1%
Endesa Américas
Chilectra Américas
Argentina
Colombia
Brasil
Peru

General Overview of the Merger's Perimeter


Grupo Enel (*)
60,6%
Enersis Chile
Enersis Américas
Américas
Américas
60,0%
99,1%
Endesa Chile
Chilectra Chile
Argentina
Colombia
Brasil
Peru

(*) Through Enel Latinoamérica S.A. and Enel Iberoamérica SRL

H-21

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Enersis Américas Group

Map of Enersis Américas Group

Source:: Enersis Américas. 13 |

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Main Characteristics of the Group's Assets

		COMPANY	TECHNOLOGY (N° FACILITIES)	CAPACITY (MW)	PRODUCTION (GWh)
GENERATION	Argentina	ENDESA COSTANERA	100% Thermal (1)	1,328	8,337
		EL CHOCON	100% Hydro (2)	2,324	3,366
		CENTRAL DOCK SUD	100% Thermal (1)	870	4,832
	Brazil	CACHOEIRA	100% Hydro (1)	665	2,270
		CGT. FORTALEZA	100% Thermal (1)	322	2,542
	Colombia	EMGESA	85% Hydro (9) / 15% Thermal (2)	2,151	14,250
	Peru	EDEGEL	38% Hydro (5) / 62% Thermal (2)	1,322	6,437
		CHINANGO	100% Hydro (2)	194	973
		EE PIURA	100% Thermal (1)	297	689

		COMPANY	AREA OF CONCESSION	COVERAGE (Km2)	CLIENTS (Millons)	DEMAND (GWh)
DISTRIBUTION	Argentina	EDESUR	Buenos Aires (South)	3,309	2.47	18,342
	Brazil	AMPLA	Rio de Janeiro	32,188	3.06	11,715
		COELCE	Ceará State	149,000	3.90	11,543
	Colombia	CODENSA (inc. EEC)	Bogotá+ Cundinamarca	14,456	2.87	13,769
	Peru	EDELNOR	Lima (North)	1,517	1.29	7,942

		COMPANY	CONNECTION POINTS	LENGHT (Kms)	TENSIÓN (kV)
TRANSMISSION	Argentina	YACILEC	Yacyretá (Par) - Resistencia (Arg)	269	500
		CTM	Rincón (Arg) - Garabí (Bra)	130	500
	Brazil	CIEN	Garabí (Bra) - Itá (Bra)	354	500

- The tables above show the main operational assets of Enersis Américas Group split by business segment (Generation, Distribution and Transmission), highlighting main technical variables of the companies, by country.

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Providence Capital
CORPORATE FINANCE ADVISORY

Enersis Américas Group – Equity Interests by Activity

		COMPANY	ENERSIS AMÉRICAS	ENDESA AMÉRICAS	CHILECTRA AMÉRICAS	TOTAL ENERSIS AM	TOTAL THIRD PARTIES	Indirect participation through the following companies:
GENERATION	Argentina	ENDESA COSTANERA		75.7%		45.4%	30.3%	Endesa Argentina and Southern Cone
		HIDROELECTRICA EL CHOCON		65.4%		39.2%	26.2%	Endesa Argentina and Hidroinvest
		CENTRAL DOCK SUD	40.3%			40.3%	0.0%	Inversora Dock Sud
		TERM. MANUEL BELGRANO	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		TERM. JOSE DE SAN MARTIN	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		VUELTA DE OBLIGADO	2.6%	22.7%		16.2%	9.1%	Endesa Costanera, El Chocón and Dock Sud
	Brasil	CACHOEIRA	50.8%	37.0%	11.2%	84.2%	14.9%	Enel Brasil
		CGT. FORTALEZA	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
		EOLICA FAZENDA NOVA	50.9%	37.1%	11.3%	84.3%	15.0%	Enel Brasil
		EGP MODELO I	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
		EGP MODELO II	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
	Colombia	EMGESA	21.6%	26.9%		37.7%	10.8%	
	Peru	EDEGEL	21.1%	62.5%		58.6%	25.0%	Generandes Perú
		CHINANGO	16.9%	50.0%		46.9%	20.0%	Edegel
		EE PIURA	96.5%			96.5%	0.0%	Generalima and Caboblanco
DISTRIBUTION	Argentina	EDESUR	37.6%	0.5%	34.1%	71.6%	0.5%	Distrilec
		SACME	18.8%	0.3%	17.0%	35.8%	0.3%	Edesur
	Brasil	AMPLA	45.3%	17.4%	36.7%	92.0%	7.3%	Chilectra Inversud and Enel Brasil
		COELCE	45.2%	21.9%	6.6%	64.9%	8.8%	Enel Brasil
	Colombia	CODENSA	39.1%		9.4%	48.4%	0.1%	
		DECA	19.2%		4.6%	23.7%	0.0%	Codensa
		EEC	15.8%		3.8%	19.5%	0.0%	Deca
	Peru	EDELNOR	60.1%		15.6%	75.5%	0.1%	Distrilima
TRANSMISSION	Argentina	CTM	50.9%	37.1%	11.3%	84.4%	15.0%	Cien
		TESA	50.9%	37.1%	11.3%	84.4%	15.0%	Cien, Endesa Argentina
		YACILEC	22.2%			22.2%	0.0%	
	Brasil	CIEN	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
COM. AND SERVICES	Argentina	CEMSA	55.0%	45.0%		82.0%	18.0%	Endesa Argentina
	Brasil	EN BRASIL	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
	Colombia	EMGESA PANAMA	21.6%	26.9%		37.7%	10.8%	Emgesa
INFRASTRUCTURE	Colombia	PORT. CENTRAL CARTAGENA	22.4%	25.5%	0.5%	38.2%	10.2%	Emgesa and Inversora Codensa

- Column "Enersis Américas" shows its direct and indirect equity interests over each one of the induvial businesses, excluding those indirect interests through Endesa Américas and Chilectra Américas.
- Column "Controlled by Enersis" shows total direct and indirect equity interests over each one of the individual businesses.
- Column "Minority Contribution" shows indirect equity interests that minority shareholders of Endesa Américas and Chilectra Américas own in each one of the individual businesses. Bottom line, this column represents the equity interests that Enersis Américas will sum-up to its control post merger.

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STRICTLY PRIVATE & CONFIDENTIAL

Enersis Américas Group – Equity Interests by Country

ENERSIS ENDESA CHILECTRA TOTAL TOTAL THIRD

COMPANY AMÉRICAS AMÉRICAS AMÉRICAS ENERSIS AM PARTIES Indirect participation through the following companies:

ENDESA COSTANERA 75.7% 45.4% 30.3% Endesa Argentina and Southern Cone HIDROELECTRICA EL CHOCON 65.4% 39.2% 26.2% Endesa Argentina and Hidroinvest CENTRAL DOCK SUD 40.3% 40.3% 0.0% Inversora Dock Sud Generation . MANUEL BELGRANO 0.6% 16.4% 10.4% 6.5%

TERM Endesa Costanera, El Chocón and Dock Sud

TERM. JOSE DE SAN MARTIN 0.6% 16.4% 10.4% 6.5% Endesa Costanera, El Chocón and Dock Sud

ARGENTINA VUELTA DE OBLIGADO 2.6% 22.7% 16.2% 9.1% Endesa Costanera, El Chocón and Dock Sud

EDESUR 37.6% 0.5% 34.1% 71.6% 0.5% Distrilec Distribution SACME .8% 0.3% 17. 35.8% 0.3%

18 0% Edesur

CTM 50.9% 37.1% 11.3% 84.4% 15.0% Cien

Transmission TESA 50.9% 37.1% 11.3% 84.4% 15.0% Cien, Endesa Argentina YACILEC 22.2% 22.2% 0.0% Com. and services CEMSA 55.0% 45.0% 82.0% 18.0% Endesa Argentina

CACHOEIRA 50.8% 37.0% 11.2% 84.2% 14.9% Enel Brasil CGT. FORTALEZA 50.9% 37.1% 11.3% 84.4% 15.0% Enel Brasil Generation EOLICA FAZENDA NOVA 50.9% 37.1% 11.3% 84.3% 15.0% Enel Brasil EGP MODELO I 0.5% 0.4% 0.1% 0.8% 0.1% Enel Brasil BRAZIL EGP II 0.5% 0.4% 0. 0.8% 0.1%

MODELO 1% Enel Brasil

AMPLA 45.3% 17.4% 36.7% 92.0% 7.3% Chilectra Inversud and Enel Brasil

Distribution COELCE 45.2% 21.9% 6.6% 64.9% 8.8%

Enel Brasil

Transmission CIEN 50.9% 37.1% 11.3% 84.4% 15.0% Enel Brasil Com. and services EN BRASIL 50.9% 37.1% 11.3% 84.4% 15.0% Enel Brasil

Generation EMGESA 21.6% 26.9% 37.7% 10.8% CODENSA 39.1% 9.4% 48.4% 0.1%

COLOMBIA Distribution DECA 19.2% 4.6% 23.7% 0.0% Codensa EEC 15.8% 3.8% 19.5% 0.0% Deca Com. and services EMGESA PANAMA 21.6% 26.9% 37.7% 10.8% Emgesa

Infrastructure PORT. CENTRAL CARTAGENA 22.4% 25.5% 0.5% 38.2% 10.2% Emgesa amd Inversora Codensa

EDEGEL 21.1% 62.5% 58.6% 25.0% Generandes Perú PERU Generation CHINANGO 16.9% 50.0% 46.9% 20.0% Edegel

EE PIURA 96.5% 96.5% 0.0% Generalima and Caboblanco

Distribution EDELNOR 60.1% 15.6% 75.5% 0.1% Distrilima

Column “Enersis Américas” shows its direct and indirect equity interests over each one of the induvial businesses, excluding those indirect interests through Endesa Américas and Chilectra Américas.

Column “Controlled by Enersis” shows total direct and indirect equity interests over each one of the individual businesses.

Column “Minority Contribution” shows indirect equity interests that minority shareholders of Endesa Américas and Chilectra Américas own in each one of the individual businesses. Bottom line, this column represents the equity interests that Enersis Américas would sum-up to its control post merger.

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1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

The valuation process

Forecast Selection of the Understanding the companies’ appropriate Valuation report business performance valuation model

Key value drivers Historical financial Description of the valuation Summary and valuation statement analysis model and key assumptions conclusions Company strategy Macroeconomic scenario Absolute valuation models: Business description and Industry/segment: size, industry analysis growth and profitability Key value drivers - DCF

Risk factor description Company positioning within Scenario sensitivity Relative valuation models: the industry analysis Description of the relative

- Transaction comps values of each of the

Threat of new entrants in Definition of methodology

- Trading comps Companies the industry for calculation of terminal values Calculation of the Exchange Threat of substitutes Ratio Estimate growth rates for Bargaining power of buyers perpetuity formulas Bargaining power of suppliers Rivalry among existing competitors Key regulatory aspects

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Valuation methodologies

Since the 3 companies have operations in different segments (Gx, Dx, Tx) and countries (Arg, Bra, Col, Per) with specific characteristics and different risk-return equations, we chose to value them by the methodology of sum-of-parts, mostly relying on the DCF method, using multiples-based valuations as a reference or with partial weighting in the final value.

For the valuation by DCF, we used financial projections provided by management, as well as estimates of terminal value and discount rates that reflect the risks associated with the projected flows, calculated by Providence Capital for each of them.

To the value obtained for each business, we subtracted the net financial debt along with other adjustments, case by case, named Equity Bridges by the management, for determining the equity value of each company.

Finally, according to the equity interest that each of the 3 Companies have over each company valued, we calculate the relative value of each one of the Companies following a sum-of-parts criteria, including adjustments to reflect the tax compensation and the holding discounts (see chapter 5).

Valuation

Absolut Relative

Valuation Valuations

DCF (most widely used) Multiples (referential methodology)

Cash flows to be discounted by company: Trading Comps

EBITDA (Income) Transaction Comps

(-) Tax calculated on EBIT

(-) Capex Selectrion of appropiate comparables for: (-) Consumption of Working Capital o Gx

= Free Cash Flow for the Company o Tx

Terminal values by company. o Dx

Growth rates of terminal value cash flows. Multiples selection

Company discount rates (WACC). o Enterprise value / EBITDA (EV/EBITDA)

Deriving the Enterprise Values o Enterprise value / MW (reviewed, but not used) Deduction of net financial debt and other adjustments, called by the administration “Equity Bridges”.

Obtaining Equity Values

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Discounted Cash Flow Methodology (“DCF”)

The method of discounted cash flow (DCF ) estimates the value of the business / company by adding free cash flows generated by the company discounted to present value.

5-year financial projections for the companies evaluated were used, with a terminal value representing the continuation

DCF Methodology of the business.

This methodology distinguishes between operational and financial elements which add to the Enterprise Value. used by The operational elements are represented in the projected operational free cash flows (excluding financial flows such as

Providence Capital interest paid and received).

Financial elements are considered in the discount rate (WACC), at which the operating free cash flows are discounted back to present value. The WACC is obtained by multiplying the proportional share of each source of capital with their respective cost (i.e. cost of debt multiplied by the proportionate share of debt in total capital).

Free Cash Flow by Free Cash Flow (FCF) = Income – Operational Costs (excluding Depreciation & Amortization) – Taxes – CapEx –

Company or Asset Variations of Working Capital

The terminal value reflects the sum of the expected free cash flows of the company beyond the explicitly projected period, which in these valuation exercise occurs from year 5 onwards. Exceptions were considered in certain cases.

Our model assumes the traditional formula of perpetuity for Gx businesses and an approach through expected returns

Terminal Value on new investments in those regulated industries such as Dx, subject to regulatory limits, target growth rates and discount rates .

Normalized free cash flows for the first year post explicit forecast period are used for these calculations.

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DCF – WACC (discount rate)

The company’s cost of capital reflects the opportunity cost (or profitability) for all the capital providers of the company weighted by their relative contribution to the company’s capital The cost of capital used to calculate the net present value of the free cash flows to the firm is determined by the Weighted Average Cost of Capital (“WACC”) of the firm or project being valued.

The WACC is calculated based in the following formula:

WACC parameters WACC(t) = Ke * E/(D+E) + Kd * D/(D+E), where: Ke = Cost of Equity Kd = After Tax Cost of Debt

E = Market Value of Equity

D = Value of Debt

The standard model to estimate the cost of equity is the capital asset pricing model (CAPM). A basic principle of the model is that the required rate of return for a risky asset can be broken down into two parts = Rate of return for a risk-free asset + Risk premium.

Another basic principle of the model is that the total risk (measured by the variance of an asset’s return) of a risky asset can also be split into two parts = Undiversifiable risk (systematic risk) + Diversifiable risk (unsystematic risk)

The CAPM states that:

Cost of Equity Ke = (Rf + Cr)+ ÃŸ*(MRP), where:

(Ke) Ke = cost of Equity

Rf = Risk Free Rate of Return Cr = Country Risk Premium

Rm = Expected rate of return of the market portfolio of risky assets MRP = Market risk premium (Rm-Rf)

ÃŸ = Equity beta (levered beta)

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DCF – WACC (discount rate)

The currency and duration of the risk free rate should match the currency and duration of the cash flows that are being Risk Free Rate discounted. We have used the 10-year sovereign bond of the United States to calculate the risk free rate (estimated as (Rf) a United States 10 -year benchmark index -Thomson Reuters) for the purposes of calculating the risk -free rate.

The Rf used is 1.55%

Country risk As a proxy for country risk premium we used the EMBI of each market (Arg, Bra, Col , Per , Chi) of Thomson Reuters premium and Bloomberg as final sources.

(Cr) The Cr used is 4.99% for Argentina, 3.59% for Brazil, 1.95 % for Chile, 2.53% for Colombia, and 1.91% for Peru.

The MRP is the additional return over and above the risk free return required by investors before they will invest in the market portfolio.

Market risk premium

As proxy MRP, we considered the average MRPs used by international investment banks, some of which cite sources

(MRP) such as Morningstar and Ibbottson.

The MRP used is 6.6%.

The capital structure of each company is calculated based on market averages observed in Gx, Tx & Dx companies in

Capital structure

Latin America, which is consistent with the comparables used for calculating the Betas.

The cost of debt was estimated as the 10-years average marginal cost of borrowing in USD, observed in comparable

Cost of debt companies in the industry with similar risk profile .

Corporate income

Nominal tax rates were used to tax capital gains for each of the countries where the companies evaluated operates. tax rate

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DCF – WACC (discount rate)

Beta is a measure of systematic market risk, non-diversifiable. The coefficient Beta attempts to indicate what proportion of a company’s share price variation may be explained by the variation in the market portfolio.

It is calculated through a linear regression between the series of variations in the share price and the series of variations in the market portfolio (Index MSCI World) over a certain period of time, both in USD

For illiquid stocks and markets, such as the Latin-American Stock Market, the best approach to calculate a company’s beta is to determine a set of comparable companies in order to build an industry unlevered Beta (asset Beta) and this is taken as reference for the unlevered Beta of the company under study. This Beta is then re-levered to reflect the company’s target capital structure (equity Beta).

For our analysis, based on the unleveraged Betas (obtained from Bloomberg) we calculate the unlevered Beta for Beta Generation companies, and other for Transmission and Distribution companies.

Beta is composed of both operational and financial risk. In order to obtain the operational risk of the business, the equity

(ÃŸ) beta is unlevered based on the company’s market value debt to equity structure and income tax rate according to the following formulas:

ÃŸ U = ÃŸ L/ (1 + (1 - Tc) * (Debt/Equity)), where: Tc = Corporate Tax Rate

ÃŸ U = Unlevered beta

ÃŸ L = Levered beta

The average unlevered beta of the set of comparable companies is then re-levered to the company’s target capital structure, in accordance to the following formula:

ÃŸ L = ÃŸ U * (1 + (1 - Tc) * (Debt/Equity))

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Providence Capital
CORPORATE FINANCE ADVISORY

Key value drivers

Macroeconomic scenario

- Exchange rates
- GDP growth rates
- Electricity demand growth
- Inflation rates
- Commodity prices: coal, gas, diesel
- Interest rates
- Country risk rates
- Regulatory framework
- Energy price expectations in the long-term

Revenues

- Capacity
- Load factor
- Effective generation
- Other revenues
- Transmission tolls
- Distribution tariff
- Tariff revisions
- Mix of regulated and unregulated customers

Costs / Taxes

- Fixed costs
- Variable costs
- Operating costs & of holding companies (overheads)
- Taxes

CapEx / Working Capital

- Investments:
  - Expansion
  - Maintenance
- Treatment of terminal values
- Oscillations of accounts receivable and payable (insignificant in these industries and assets)

WACC

- Risk free rates
- Country risk (EMBIs)
- Betas
- Market risk premium
- Debt costs
- Capital structures

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General conventions used in the valuations

Valuation date Valuation and calculation of the exchange ratio as of June 30, 2016.

Projections up to 5 years were provided by the management of the companies. These projections are not included in

Forecast period this report as they are confidential, according to the request of the administration of the companies.

The cash flows were expressed in local currency of each country on a nominal basis, using local currency as the functional currency for all companies, with the exception of Gx in Peru and Colombia, where the functional currency is

Currencies the USD.

Free cash flows (FCF) were converted into USD based on the exchange rate projections provided by management, and then discounted at the nominal WACCs in USD.

Macroeconomic Exchange rate projections provided by management. GDP and inflation projections provided by management. assumptions Information obtained from public sources.

For the projection period for explicit flows, effective tax rates provided by the administration were used.

Taxes

To calculate terminal values, nominal rates of each country were used.

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Share exchange ratio

Initially, we obtain the equity value of each of the Companies (i.e. Enersis Américas, Endesa Américas, Chilectra Américas).

Based on the pre merger equity value of Enersis Américas, the percentage increase of the equity value is calculated by comparing the pre merger equity value to the equity value of Enersis Américas post merger. The latter is calculated by adding the value of the shares interests of minority shareholders in Endesa Américas and Chilectra Américas to the value of Enersis Américas pre merger.

The new shares to be issued are calculated based on the percentage increase in equity value post merger and the Share exchange number of shares of Enersis Américas existing pre merger. ratio New shares of Enersis Américas are distributed between the minority shareholders of Endesa Américas and Chilectra Américas based on their relative interests on the equity incremental value post merger, as Enersis Américas would be the acquiring company. Therefore the Exchange Ratio for the shareholders of each company (Endesa Américas and Chilectra Américas) would be defined as: o Number of Enersis Américas shares per one Endesa Américas share, that minority shareholders of Endesa Américas would receive. o Number of Enersis Américas shares per one Chilectra Américas share, that minority shareholders of Chilectra Américas would receive.

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Macroeconomic projections

The main macroeconomic projections for each of the four countries considered were recently updated by the team of economists of the group and are shown in the tables below:

GDP Inflation

Projected GDP Growth 2016 2017 2018 2019 2020 Projected Inflation 2016 2017 2018 2019 2020

Argentina -0.9% 1.8% 2.3% 2.9% 3.0% Argentina 31.5% 23.0% 20.0% 17.0% 14.0%

Colombia 2.6% 2.9% 3.1% 3.1% 3.3% Colombia 7.1% 4.8% 4.0% 4.0% 3.8% Brazil -3.6% 0.2% 1.6% 2.0% 2.3% Brazil 7.5% 6.1% 5.7% 5.5% 5.0% Peru 3.7% 4.1% 4.0% 4.1% 4.3% Peru 3.7% 3.2% 2.9% 2.7% 2.6%

Currencies

Projected Local Currency vs USD Exc. Rate 2016 2017 2018 2019 2020

Argentina 15.6 16.3 16.9 17.3 19.3 Colombia 3,136.0 3,154.0 3,185.0 3,226.0 3,276.0 Brazil 3.9 4.0 4.0 3.9 3.9 Peru 3.5 3.7 3.5 3.5 3.4

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1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Summary of companies' valuation

Country	Company	Business	Equity Value (100%)		Equity Value for Enersis Américas		Equity Value for Endesa Américas		Equity Value for Chilectra Américas	
			Low	High	Low	High	Low	High	Low	High
	AMPLA	Dx	$ 457	$ 626	$ 420	$ 576	$ 80	$ 109	$ 167	$ 229
	COELCE	Dx	$ 833	$ 927	$ 540	$ 601	$ 182	$ 203	$ 55	$ 61
	CACHOEIRA	Gx	$ 376	$ 385	$ 317	$ 324	$ 139	$ 142	$ 42	$ 43
	CGT. FORTALEZA	Gx	$ 374	$ 385	$ 315	$ 325	$ 139	$ 143	$ 42	$ 43
	CIEN	Tx	$ 265	$ 271	$ 224	$ 228	$ 99	$ 100	$ 30	$ 30
	EN BRASIL	Others	$ 107	$ 119	$ 91	$ 100	$ 40	$ 44	$ 12	$ 13
	ENEL BRASIL	Holding	$ 201	$ 188	$ 169	$ 159	$ 75	$ 70	$ 23	$ 21
	EDEGEL	Gx	$ 2,023	$ 2,304	$ 1,186	$ 1,350	$ 1,264	$ 1,439	$ 0	$ 0
	CHINANGO	Gx	$ 473	$ 543	$ 222	$ 255	$ 236	$ 271	$ 0	$ 0
	EE PIURA	Gx	$ 190	$ 219	$ 183	$ 212	$ 0	$ 0	$ 0	$ 0
	EDELNOR	Dx	$ 1,546	$ 1,843	$ 1,168	$ 1,392	$ 0	$ 0	$ 241	$ 287
	CABO BLANCO	Holding	$ 8	$ 8	$ 8	$ 8	$ 0	$ 0	$ 0	$ 0
	GENERALIMA	Holding	-$ 74	-$ 74	-$ 74	-$ 74	$ 0	$ 0	$ 0	$ 0
	INVERSIONES DISTRILIMA	Holding	$ 29	$ 29	$ 29	$ 29	$ 0	$ 0	$ 9	$ 9
	COSTANERA	Gx	$ 30	$ 32	$ 14	$ 15	$ 23	$ 24	$ 0	$ 0
	EL CHOCON	Gx	$ 276	$ 282	$ 108	$ 111	$ 180	$ 185	$ 0	$ 0
	DOCKSUD	Gx	$ 76	$ 79	$ 31	$ 32	$ 0	$ 0	$ 0	$ 0
	EDESUR	Dx	$ 304	$ 346	$ 218	$ 248	$ 2	$ 2	$ 104	$ 118
	CEMSA	Dx	$ 17	$ 19	$ 14	$ 15	$ 8	$ 8	$ 0	$ 0
	TESA	Tx	-$ 18	-$ 18	-$ 16	-$ 15	-$ 7	-$ 7	-$ 2	-$ 2
	CTM	Tx	-$ 19	-$ 19	-$ 16	-$ 16	-$ 7	-$ 7	-$ 2	-$ 2
	EMGESA	Gx	$ 5,341	$ 6,313	$ 2,015	$ 2,382	$ 1,435	$ 1,696	$ 0	$ 0
	PORT. CENTRAL CARTAGENA	Gx	$ 2	$ 2	$ 1	$ 1	$ 0	$ 0	$ 0	$ 0
	CODENSA	Dx	$ 2,727	$ 3,226	$ 1,295	$ 1,532	$ 0	$ 0	$ 252	$ 298
	ENERSIS AMERICAS	Holding	$ 1,151	$ 1,139	$ 1,151	$ 1,139	$ 0	$ 0	$ 0	$ 0
	ENDESA AMERICAS	Holding	$ 34	$ 33	$ 21	$ 20	$ 34	$ 33	$ 0	$ 0
	CHILECTRA AMERICAS	Holding	-$ 197	-$ 198	-$ 195	-$ 197	$ 0	$ 0	-$ 197	-$ 198
Sum of parts "Σ" of stakes in individual companies	**Total "Σ" of stakes in individual companies**		N.A	N.A	**$ 9,439**	**$ 10,750**	**$ 3,922**	**$ 4,457**	**$ 776**	**$ 951**
	- Holding discount		N.A	N.A	-$ 944	-$ 1,075	-$ 196	-$ 223	$ 0	$ 0
	Value "Σ" of stakes minus holding discount		N.A	N.A	**$ 8,495**	**$ 9,675**	**$ 3,726**	**$ 4,234**	**$ 776**	**$ 951**
	Pre contribution adjustment value of Companies to the merger (1)		N.A	N.A	$ 8,495	$ 9,675	$ 1,491	$ 1,695	$ 7	$ 9
	+/- Tax compensation (2)		N.A	N.A	-$ 32	-$ 32	$ 32	$ 32	$ 0	$ 0
	Companies final value contributed for merger		**N.A**	**N.A**	**$ 8,464**	**$ 9,643**	**$ 1,523**	**$ 1,726**	**$ 7**	**$ 9**

Notes: (1) Corresponds to 100% of the value of "Σ of shareholdings less holding discount" for Enersis Américas and "Σ of shareholdings less holding discount" of the minority shareholdings in Endesa Américas and Chilectras Américas. (2) Estimated tax compensation payable by the shareholders of Enersis Américas to the minority shareholders of Endesa Américas and Chilectra Américas, in relation to the net taxes already paid by Endesa Chile and Chilectra Chile, originated during the first stage of the corporate restructuring (corporate division) .

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Providence Capital
CORPORATE FINANCE ADVISORY

Valuations and implied multiples

Country	Company	Business	Valuation method ponderation			EV		Equity Value		Implied
			DCF	Trading EV/EBITDA[1]	Transaction EV/EBITDA[2]	Low	High	Low	High	EV/EBITDA 2016E[3]
	AMPLA	Dx	100%	0%	0%	$ 1,489	$ 1,658	$ 457	$ 626	9.9x
	COELCE	Dx	100%	0%	0%	$ 1,155	$ 1,249	$ 833	$ 927	5.7x
	CACHOEIRA	Gx	100%	0%	0%	$ 341	$ 350	$ 376	$ 385	3.3x
	CGT. FORTALEZA	Gx	100%	0%	0%	$ 374	$ 386	$ 374	$ 385	5.1x
	CIEN	Tx	100%	0%	0%	$ 281	$ 286	$ 265	$ 271	4.9x
	EN BRASIL	Others	50%	50%	0%	$ 110	$ 121	$ 107	$ 121	60.4x
	ENEL BRASIL	Holding	100%	0%	0%	-$ 286	-$ 299	$ 201	$ 188	-
	EDEGEL	Gx	100%	0%	0%	$ 2,180	$ 2,460	$ 2,023	$ 2,304	9.6x
	CHINANGO	Gx	100%	0%	0%	$ 504	$ 574	$ 473	$ 543	11.9x
	EE PIURA	Gx	100%	0%	0%	$ 233	$ 263	$ 190	$ 219	5.7x
	EDELNOR	Dx	100%	0%	0%	$ 1,954	$ 2,251	$ 1,546	$ 1,843	10.4x
	CABO BLANCO	Holding	100%	0%	0%	-$ 0	-$ 0	$ 8	$ 8	-
	GENERALIMA	Holding	100%	0%	0%	-$ 33	-$ 33	-$ 74	-$ 74	-
	INVERSIONES DISTRILIMA	Holding	100%	0%	0%	$ 0	$ 0	$ 29	$ 29	-
	COSTANERA	Gx	100%	0%	0%	$ 93	$ 95	$ 30	$ 32	1.5x
	EL CHOCON	Gx	100%	0%	0%	$ 320	$ 327	$ 276	$ 282	10.1x
	DOCKSUD	Gx	100%	0%	0%	$ 105	$ 107	$ 76	$ 79	3.4x
	EDESUR	Dx	100%	0%	0%	$ 472	$ 514	$ 304	$ 346	3.3x
	CEMSA	Dx	100%	0%	0%	$ 15	$ 16	$ 17	$ 18	-
	TESA	Tx	100%	0%	0%	$ 7	$ 8	-$ 18	-$ 18	-
	CTM	Tx	100%	0%	0%	$ 6	$ 6	-$ 19	-$ 19	-
	EMGESA	Gx	100%	0%	0%	$ 7,032	$ 8,004	$ 5,341	$ 6,313	11.6x
	PORT. CENTRAL CARTAGENA	Gx	100%	0%	0%	$ 2	$ 2	$ 2	$ 2	14.0x
	CODENSA	Dx	100%	0%	0%	$ 3,300	$ 3,798	$ 2,727	$ 3,798	8.3x
	ENERSIS AMERICAS	Holding	100%	0%	0%	-$ 192	-$ 204	$ 1,151	$ 1,139	-
	ENDESA AMERICAS	Holding	100%	0%	0%	-$ 27	-$ 29	$ 34	$ 33	-
	CHILECTRA AMERICAS	Holding	100%	0%	0%	-$ 27	-$ 29	-$ 197	-$ 198	-

Notes: (1) Trading Comparables using EV/EBITDA multiple. (2) Transaction Comparables using EV/EBITDA multiple. (3) Implied EV/EBITDA multiple resulting from the mid-point value (average high-low) of the EV and the estimated EBITDA 2016.

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Providence Capital
CORPORATE FINANCE ADVISORY

Valuation by method: DCF, Trading comps, Transaction comps

Country	Company	Business	DCF Valuation			Trading comps Valuation			Transaction comps Valuation		
			EV	Equity Value	EV/EBITDA[1] Implied 2016E	EV	Equity Value	EV/EBITDA[2] 2016E	EV	Equity Value	EV/EBITDA[3] 2016E
	AMPLA	Dx	$ 1,574	$ 541	9.9x	$ 1,086	$ 53	6.8x	$ 1,332	$ 300	8.3x
	COELCE	Dx	$ 1,202	$ 880	5.7x	$ 1,441	$ 1,119	6.8x	$ 1,769	$ 1,447	8.3x
	CACHOEIRA	Gx	$ 345	$ 380	3.3x	$ 768	$ 803	7.4x	$ 968	$ 1,003	9.4x
	CGT. FORTALEZA	Gx	$ 380	$ 379	5.1x	$ 553	$ 552	7.4x	$ 696	$ 695	9.4x
	CIEN	Tx	$ 283	$ 268	4.9x	$ 392	$ 376	6.7x	$ 487	$ 472	8.3x
	EN BRASIL	Others	$ 206	$ 204	107.9x	$ 25	$ 23	13.0x	$ 25	$ 23	13.0x
	ENEL BRASIL	Holding	-$ 293	$ 194	-	-	-	-	-	-	-
	EDEGEL	Gx	$ 2,320	$ 2,164	9.6x	$ 2,048	$ 1,892	8.5x	$ 2,526	$ 2,370	10.5x
	CHINANGO	Gx	$ 539	$ 508	11.9x	$ 386	$ 355	8.5x	$ 476	$ 445	10.5x
	EE PIURA	Gx	$ 248	$ 205	5.7x	$ 370	$ 327	8.5x	$ 457	$ 413	10.5x
	EDELNOR	Dx	$ 2,103	$ 1,694	10.4x	$ 1,824	$ 1,416	9.0x	$ 2,021	$ 1,613	10.0x
	CABO BLANCO	Holding	-$ 0	$ 8	-	-	-	-	-	-	-
	GENERALIMA	Holding	-$ 33	-$ 74	-	-	-	-	-	-	-
	INVERSIONES DISTRILIMA	Holding	$ 0	$ 29	-	-	-	-	-	-	-
	COSTANERA	Gx	$ 94	$ 31	1.5x	$ 248	$ 185	3.9x	$ 289	$ 227	4.5x
	EL CHOCON	Gx	$ 323	$ 279	10.1x	$ 123	$ 79	3.9x	$ 144	$ 100	4.5x
	DOCKSUD	Gx	$ 106	$ 78	3.4x	$ 120	$ 91	3.9x	$ 162	$ 133	5.2x
	EDESUR	Dx	$ 493	$ 325	3.3x	$ 585	$ 417	3.9x	$ 789	$ 621	5.2x
	CEMSA	Dx	$ 17	$ 18	-	-$ 0	$ 0	-	-$ 0	$ 0	-
	TESA	Tx	$ 8	-$ 18	-	$ 4	-$ 22	-	$ 6	-$ 20	-
	CTM	Tx	$ 6	-$ 19	-	$ 4	-$ 21	-	$ 5	-$ 20	-
	EMGESA	Gx	$ 7,518	$ 5,827	11.6x	$ 5,487	$ 3,797	8.5x	$ 6,767	$ 6,767	10.5x
	PORT. CENTRAL CARTAGENA	Gx	$ 2	$ 2	14.0x	$ 1	$ 1	8.5x	$ 1	$ 1	10.5x
	CODENSA	Dx	$ 3,549	$ 2,976	8.3x	$ 3,860	$ 3,287	9.0x	$ 4,277	$ 3,704	10.0x
	ENERSIS AMERICAS	Holding	-$ 198	$ 1,145	-	-	-	-	-	-	-
	ENDESA AMERICAS	Holding	-$ 28	$ 34	-	-	-	-	-	-	-
	CHILECTRA AMERICAS	Holding	-$ 28	-$ 197	-	-	-	-	-	-	-

- The table shows referential Enterprise Values ("EV") and Equity Values, corresponding to the mid-values estimated as value ranges for each company derived from each specific valuation method.

Notes: (1) EV/EBITDA implicit multiple resulting from middle values (average, high-low) of the estimated Enterprise value (EV) and the expected EBITDA for year 2016. (2) Used multiple to determine the middle point of EV. It is determined based on EV/EBITDA multiples of transaction comparables. For more details please refer to pages 39 – 41 of this Report. (3) Multiple used to determine the middle point of EV. It is determined based on EV/EBITDA multiple estimates used in transactions comparables. For more details, please refer to page 42 of this report.

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Enersis Américas: most relevant companies in terms of equity value

Individual company equity values adding to the sum-of-the-parts equity valuation(1), in USD million

12,000

ENERSIS AMERICAS

Equity value

1,401 10,095 10,000

320 571

498 Otros (3) 8,000 CACHOEIRA

1,145 BR, Gx

COELCE AMPLA BR, Dx 1,280 BR, Dx

6,000

ENERSIS 1,414 AMERICAS (2) EDELNOR

4,000 1,268 PE, Dx

CODENSA 2,198 CO, Dx

2,000 EDEGEL

PE, Gx

0

EMGESA

CO, Gx

Notes: (1) Excludes both holding discount and tax compensation adjustments. (2) Considers: (i) the net present value of holding operational expenses; (iii) Individual net financial debt (it has net cash position); (Iii) Reception of the proportional dividend that the administration of Chilectra Amercias will propose by CLP 120,000 million. (3) Considers an increase of net financial 32 | debt of Chilectra Americas as a result of the CLP 120,000 million dividend that the administration will propose.

STRICTLY PRIVATE & CONFIDENTIAL

Endesa Américas: most relevant companies in terms of equity value

Individual company equity values adding to the sum-of-the-parts equity valuation(1), in USD million

ENDESA AMERICAS

4,500 Equity value 309 4,190

4,000 141 192

94 Otros 254 CACHOEIRA

3,500 100

COELCE BR, Gx 182 AMPLA BR, Dx BR, Dx

CHINANGO 3,000 1,351 CIEN

PE,Gx CHOCON BR, Tx AR, Gx

2,500

2,000

1,566 1,500

EDEGEL

PE, Gx

1,000

500

0

EMGESA

CO, Gx

33 |

Note: (1) Excludes both holding discount and tax compensation adjustments.

STRICTLY PRIVATE & CONFIDENTIAL

Chilectra Américas: most relevant companies in terms of equity value

Individual company equity values adding to the sum-of-the-parts equity valuation(1), in USD million

1,200

30 13

1,000 - 113

CHILECTRA AMERICAS

43 Equity value

43 CIEN EN BRASIL 864 111 BR, Tx BR, Others

FORTALEZA

Others (2) CACHOIRA BR, Gx 800 198 BR,Gx

EDESUR

AR, Dx

600 264

AMPLA

BR, Dx

400

275

EDELNOR 200 PE, Dx

0

CODENSA

CO, Dx

Notes: (1) Excludes both holding discount and tax compensation adjustments. (2) Considers an increase of net financial debt of Chilectra Americas by CLP 120,000 million as a result of the 34 | dividend that the administration will propose by the same amount.

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CORPORATE FINANCE ADVISORY

WACC - Generation

Our DCF valuation methodology is based on the calculation of a nominal USD WACC that reflects the returns required from the different sources of capital for each asset in relation to country risk and asset's industry, among other factors.

Our analysis assumes the usage of the same unlevered Beta for generation assets in Chile, Colombia and Peru (MILA) and specific Betas for Argentina and Brazil , given particularities of the businesses in these countries

WACC Calculation

		Argentina	Brazil	Chile	Colombia	Peru
	Generation					
(1)	US Risk Free Rate: Rf	1.55%	1.55%	1.55%	1.55%	1.55%
(2)	Country Risk Premium: Rp	4.99%	3.59%	1.95%	2.53%	1.91%
	Country Risk Free Rate: Rfp	6.54%	5.14%	3.50%	4.09%	3.46%
(3)	Unlevered Beta: Bd	1.20	0.94	0.62	0.62	0.62
(4)	Debt/Equity: D/E	18.3%	32.9%	51.7%	51.7%	51.7%
	Corporate Tax Rate: Tc	35.0%	34.0%	27.0%	34.0%	26.0%
	Levered Beta: Bl	1.34	1.14	0.86	0.84	0.86
(5)	Market Risk Premium: PRM	6.6%	6.6%	6.6%	6.6%	6.6%
	Cost of Equity: Ke	15.4%	12.7%	9.2%	9.6%	9.1%
(6)	Cost of Debt (Before Taxes): Kdpt	9.6%	6.4%	4.1%	4.9%	4.5%
	Corporate Tax Rate: Ic	35.0%	34.0%	27.0%	34.0%	26.0%
	Cost of Debt (After Tax): Kd	6.2%	4.2%	3.0%	3.2%	3.3%
	D/(D+E)	15.5%	24.8%	34.1%	34.1%	34.1%
	E/(D+E)	84.5%	75.2%	65.9%	65.9%	65.9%
	WACC	14.0%	10.6%	7.1%	7.4%	7.2%

Notes: (1) Rf: US Government 10 year bond benchmark; (2) Rp: Country EMBIs; (3) Bd: industrial average;
(4) D/E: Industrial average; (5) PRM: Equity research and investment banks reports average
(6) Kdpt: Cost of debt estimations based on utilities' corporate bonds yields in each country

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

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H-44

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CORPORATE FINANCE ADVISORY

WACC – Distribution and Transmission

In the case of Brazil, the target D/E ratio was normalized to the average of MILA and Argentina parameters

WACC Calculation		Argentina	Brazil	Chile	Colombia	Peru
	Distribution and Transmission					
(1)	US Risk Free Rate: Rf	1.55%	1.55%	1.55%	1.55%	1.55%
(2)	Country Risk Premium: Rp	4.99%	3.59%	1.95%	2.53%	1.91%
	Country Risk Free Rate: Rfp	6.54%	5.14%	3.50%	4.09%	3.46%
(3)	Unlevered Beta: Bd	1.45	0.93	0.60	0.60	0.60
(4)	Debt/Equity: D/E	50.5%	50.5%	50.4%	50.4%	50.4%
	Corporate Tax Rate: Tc	35.0%	34.0%	27.0%	34.0%	26.0%
	Levered Beta: Bl	1.92	1.25	0.82	0.80	0.83
(5)	Market Risk Premium: PRM	6.6%	6.6%	6.6%	6.6%	6.6%
	Cost of Equity: Ke	19.2%	13.4%	8.9%	9.4%	8.9%
(6)	Cost of Debt (Before Taxes): Kdpt	9.6%	6.4%	4.1%	4.9%	4.5%
	Corporate Tax Rate: Ic	35.0%	34.0%	27.0%	34.0%	26.0%
	Cost of Debt (After Tax): Kd	6.2%	4.2%	3.0%	3.2%	3.3%
	D/D+E	33.5%	33.5%	33.5%	33.5%	33.5%
	E/D+E	66.5%	66.5%	66.5%	66.5%	66.5%
	WACC	14.9%	10.3%	6.9%	7.3%	7.0%

Notes: (1) Rf: US Government 10 year bond benchmark; (2) Rp: Country EMBIs; (3) Bd: industrial average; (4) D/E: Industrial average; (5) PRM: Equity research and investment banks reports average (6) Kdpt: Cost of debt estimations based on utilities' corporate bonds yields in each country

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

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STRICTLY PRIVATE & CONFIDENTIAL

Beta calculation - Generation

BETA Calculation

Company Country Martket CapD/D+E D/E CorporateBeta Beta (USD M) Tax Rate Levered Unlevered

Generation

Costanera Argentina274 16% 18% 35%1.34 1.20 Tractebel Brasil8,316 11% 13% 34%1.08 0.99 CESP Brasil1,418 13% 15% 34%1.32 1.20 Electrobras Brasil6,801 66% 195% 34%1.43 0.63 Colbun Chile4,357 34% 51% 27%0.72 0.52 AES Gener Chile4,123 45% 83% 27%1.00 0.62 E-CL Chile1,964 27% 37% 27%0.89 0.70 ISAGEN Colombia4,143 23% 30% 34%0.71 0.59 CELSIA Colombia956 60% 149% 34%0.98 0.49 EDEGEL Peru2,292 7% 7% 26%0.86 0.82

Average MILA 17,835,055,741 34% 52% 29%0.86 0.62 Average Brasil 16,534,763,022 25% 33% 34%1.28 0.94 Average Argentina 273,739,436 16% 18% 35%1.34 1.20

In the Betas calculation, we have considered the existing industry, market and liquidity structural differences of the potentially comparable companies At the sub-industry level, the sample was divided in Generation and a second group composed by Transmission and Distribution companies, considering that the latest group share a more comparable risk and profitability profile, and that there is a reduced number of companies available to obtain a significant sample for each of these sub-industries

At a country level, the sample was conformed grouping countries with comparable characteristics, where Chile, Colombia and Peru were considered together in one block (MILA) given their greater structural similarity, while Brazil and Argentina were considered separately

37 |

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

STRICTLY PRIVATE & CONFIDENTIAL

Beta calculation – Distribution and Transmission

BETA Calculation

Company Country Martket CapD/D+E D/E CorporateBeta Beta (USD M) Tax Rate Levered Unlevered

Distribution and Transmission

EDENOR Argentina391 34% 50% 35%1.92 1.45 Electropaulo Brazil1,132 48% 92% 34%1.56 0.97 AMPLA Brazil1,033 46% 85% 34%1.83 1.17 COELCE Brazil967 26% 35% 34%1.29 1.04 CEMIG Brazil3,432 55% 124% 34%1.45 0.80 Copel Brazil2,318 48% 94% 34%1.45 0.90 EDP Energias Do Br Brazil2,694 40% 67% 34%1.05 0.73 CGE Chile2,737 41% 69% 27%0.89 0.59 Luz del Sur Peru1,640 23% 29% 26%0.78 0.64 Edelnor Peru Peru1,104 27% 37% 26%0.73 0.57

Average MILA 5,481,139,449 34% 50% 26%0.80 0.60 Average Brazil 11,575,289,858 34% 50% 34%1.44 0.93 Average Argentina 390,879,760 34% 50% 35%1.92 1.45

In the case of Distribution and Transmission, the greatest part of the comparables sample is attributable to Brazil, with some cases available in Chile and Peru,

Given the current situation of the country, the target D/E for distribution and transmission companies in Brazil was adjusted to make it converge to the

MILA and Argentina average parameter

38 |

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

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CORPORATE FINANCE ADVISORY

Trading Multiples – Chile, Colombia y Perú

Our analysis considers the use of trading multiples only as a complementary verification method respect of the values obtained from the DCF model

The multiples hereby presented were calculated through the division of the companies' EV on July 21, 2016, and the equity research analysts' estimates consensus for the projected EBITDAs of each period

The sample of comparative companies for the multiples calculation was adjusted considering liquidity, industry type and equity research analysts' coverage criteria

Chile - Colombia - Peru					
Company	Country	Market Cap USD M	EV/Ebitda 2016 E	EV/Ebitda 2017 E	EV/Ebitda 2018 E
Generation					
Colbun	Chile	4,357	8.1x	8.3x	8.3x
AES Gener	Chile	4,123	10.4x	9.8x	8.8x
E-CL	Chile	1,964	7.2x	8.4x	7.5x
CELSIA	Colombia	956	8.2x	6.7x	5.9x
EDEGEL	Peru	2,292	9.6x	9.2x	10.2x
ENERSUR	Peru	1,554	7.2x	7.2x	7.6x
Average			**8.5x**	**8.3x**	**8.0x**
Median			**8.1x**	**8.3x**	**7.9x**
Min			7.2x	6.7x	5.9x
Max			10.4x	9.8x	10.2x
Transmission and Distribution					
Aguas Andinas	Chile	3,644	10.9x	10.4x	9.6x
ISA	Colombia	3,485	7.8x	5.4x	4.9x
EEB	Colombia	5,674	9.7x	9.7x	9.4x
Luz del Sur	Peru	1,640	9.3x	8.9x	8.3x
Edelnor Peru	Peru	1,104	7.3x	6.5x	6.2x
Average			**9.0x**	**8.2x**	**7.7x**
Median			**9.3x**	**8.9x**	**8.3x**
Min			7.3x	5.4x	4.9x
Max			10.9x	10.4x	9.6x

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

39

H-48

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Trading Multiples - Brazil

Our analysis considers the use of trading multiples only as a complementary verification method respect of the values obtained from the DCF model

The multiples hereby presented were calculated through the division of the companies' EV on July 21, 2016, and the equity research analysts' estimates consensus for the projected EBITDAs of each period

The sample of comparative companies for the multiples calculation was adjusted considering liquidity, industry type and equity research analysts' coverage criteria

Brazil Company	Country	Market Cap USD M	EV/Ebitda 2016 E	EV/Ebitda 2017 E	EV/Ebitda 2018 E
Generation					
Tractebel	Brazil	8,316	8.1x	7.0x	6.6x
CESP	Brazil	1,418	5.5x	5.5x	5.6x
AES Tiete	Brazil	1,826	6.6x	5.7x	5.3x
CPFL En. Ren.	Brazil	1,743	9.5x	7.8x	7.1x
Electrobras	Brazil	6,801	N.M	8.5x	5.3x
Average			**7.4x**	**6.9x**	**6.0x**
Median			**7.4x**	**7.0x**	**5.6x**
Min			5.5x	5.5x	5.3x
Max			9.5x	8.5x	7.1x
Transmission					
Taesa	Brazil	2,400	6.7x	7.1x	7.7x
Average			**6.7x**	**7.1x**	**7.7x**
Median			**6.7x**	**7.1x**	**7.7x**
Min			6.7x	7.1x	7.7x
Max			6.7x	7.1x	7.7x
Distribution					
Electropaulo	Brazil	1,132	6.1x	5.1x	3.9x
EQUATORIAL	Brazil	3,041	9.6x	8.0x	6.7x
CEMIG	Brazil	3,432	6.7x	6.5x	5.7x
Copel	Brazil	2,318	5.6x	4.7x	4.3x
EDP Energias D	Brazil	2,694	6.7x	6.5x	6.0x
Light	Brazil	901	6.1x	5.3x	4.5x
Average			**6.8x**	**6.0x**	**5.2x**
Median			**6.4x**	**5.9x**	**5.1x**
Min			5.6x	4.7x	3.9x
Max			9.6x	8.0x	6.7x

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

40

H-49

STRICTLY PRIVATE & CONFIDENTIAL

Trading Multiples - Argentina

In the case of Argentina, given

Argentina the restricted sample of available companies that Company Country Market Cap EV/Ebitda EV/Ebitda EV/Ebitda present reasonable liquidity and

USD M 2016 E 2017 E 2018 E coverage from equity research analysts, we have considered a Generation - Transmission - Distribution unique average multiple for Generation, Transmission and Transener Argentina106 3.6x 2.5x 1.4x Distribution assets EDENOR Argentina391 3.0x 1.6x 1.0x Pampa Energia Argentina1,850 5.0x 3.8x 3.9x

Average 3.9x 2.6x 2.1x Median 3.6x 2.5x 1.4x

Min 3.0x 1.6x 1.0x Max 5.0x 3.8x 3.9x

41 |

Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital – 22/07/2016

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Transaction Multiples

	TARGET	Country	Industry	Transaction Description					Implicit
				Date	Value	% Acquired	Buyer	Seller	EV/EBITDA
MILA	Pilmaiquén	CH	Gx	mar-2015	$ 241	98%	Statkraft	Several investors	17.1x
	Guacolda	CH	Gx	mar-2014	$ 728	50%	AES Gener	Copec / Ultraterra	11.1x (1)
	Isagen	CO	Gx	jan-2016	$ 2,214	58%	Brookfleld	Colombia Gov.	11.9x
	Generandes Perú	PE	Gx	apr-2014	$ 413	39%	Enersis	INKIA Holdings	8.4x
	CGE	CH	Dx	oct-2014	$ 2,825	97%	Gas Natural Fenosa	accionistas vía OPA	14.3x (2)
	Chilquinta	CH	Dx	jan-2011	$ 490	50%	Sempra Energy	Ashmore Energy International	9.0x
	Luz del Sur	PE	Dx	jan-2011	$ 385	38%	Sempra Energy	AEI	6.6x
Brazil	Pecem	BR	Gx	dec-2014	$ 113	50%	EDP	Eneva S.A.	8.7x
	Brasil PCH	BR	Gx	jun-2013	$ 650	49%	CEMIG	Petrobras	10.0x
	Terna	BR	Tx	apr-2009	$ 1,050	66%	Cemig	Rete Elettrica Nazionale S.p.A.	7.9x
	TBE	BR	Tx	sep-2008	$ 181	95%	Cemig	Brookfield	8.9x
	CTEEP	BR	Tx	jun-2006	$ 535	50%	Interconexión Eléctrica S.A.		9.4x
	AES Sul	BR	Dx	jun-2016	$ 486	100%	CPFL Energia	AES Corp	7.2x
Argentina	El Chocón	AR	Gx	mar-2007	$ 50	25%	Endesa S.A.	CMS Energy	2.0x
	Piedra del Aguila	AR	Gx	nov-2006	$ 145	59%	Miguens/Bemberg/Merrill Lynch y otros	Total	6.9x
	Transener	AR	Tx	jul-2007	$ 54	53%	Enarsa y Electroingeniería	Petrobras	7.4x
	Aeseba	AR	Dx	feb-2013	$ 80	100%	Servicios Eléctricos Norte BA S.L	Pampa Energía	3.9x
	Emdersa	AR	Dx	jan-2011	$ 11	77%	Pampa Energía	AEI	4.2x

	Average EV/EBITDA transactions		
	Country	Industry	Average
Summary	MILA	Gx (3)	10.5x
	MILA	Dx y Tx	10.0x
	BR	Gx	9.4x
	BR	Dx y Tx	8.3x
	AR	Gx	4.5x
	AR	Dx y Tx	5.2x

Notas: (1) Guacolda's transaction multiple was calculated eliminating from the EV the financial debt (estimate) related to an expansion project not operative yet at the time of transaction execution. (2) The calculation of CGE's transaction multiple considered the elimination of the financial debt related to the gas business, of the economic value (estimate) of CGE's participation in Gasco and of the gas business EBITDA. (3) The average multiple of generation excludes Pilmaiquen.
Source: Thompson Reuters, Bloomberg, Morgan Markets, Providence Capital

H-51

42

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Exchange ratio calculation

Considering the projections of the operating business of the Companies, and performing moderate sensitivities to discount rates (WACCs) and growth rates used for terminal value calculations (g), the economic equity values of Enersis Américas, Endesa Américas and Chilectra Américas would fluctuate within an approximate minimum-maximum range of 14%-23%. However, the resulting exchange ratio presents little sensitivity to the amplitude of this range (less than 0.5% approx. for Enersis Américas and Endesa Américas; and 7.5% approx. for Enersis Américas and Chilectra Américas).

Although this “low sensitivity” could convey reliability to the exchange ratio calculation, the latter is sustained, among others, in the following assumptions: (i) the different countries’ economic and regulatory conditions remain constant overtime in relative terms; and, (ii) the distribution and generation assets proportional values remain constant, implying that the growth and risk perceptions for these industries vary in similar magnitudes.

Additionally, the exchange ratio calculation based on the sum-of-parts of the equity values arising from the DCFs of the operational companies and without including any holding discounts for any of the three Companies would not be reflecting the difference between the Companies in terms of the proximity to cash flow generation (in its respective operational companies), e.g. Enersis Américas has on the one hand direct participations on several operating companies, and on the other hand it has several indirect participations through its ownerships in the Holdings Endesa Américas and Chilectra Américas. Moreover, by not applying any holding discount, the exchange ratio would not be considering the relatively higher complexity in the valuation of Enersis Américas than in the valuation of Endesa Américas, derived from a higher dispersion of the equity value on an increased number of companies (e.g. Codensa, Edelnor, Dock Sud) that convey a significant value to Enersis Américas. In our base case scenario, we assumed a holding discount for Enersis Américas and Endesa Américas of 10% and 5%, respectively.

The range of the exchange ratio was estimated performing a sensitivity analysis on several critical variables that generate relative variations in the different industrial segments (Dx, Gx), countries and holding discounts. This range considers a holding discount for Enersis Américas of 0% to 15% and of 0% to 10% for Endesa Américas

44 |

STRICTLY PRIVATE & CONFIDENTIAL

Exchange ratio calculation

Resulting ownership structure Exchange ratio Current Minority Minority Scenario description Shareholders shareholders Shareholders Enersis-Endesa Enersis-Enersis AM. Endesa AM. Chilectra AM. Am. Chilectra Am.

1 Holding discount: Enersis 15% and Endesa 5%. 84.0% 16.0% 0.1% 2.84 4.34

Scenarios for sensitivity analysis of Waccs of Argentina decline to 9%.

2 85.9% 14.0% 0.1% 2.44 4.52 Exchange Ratio No holding discount.

Wacc increase in Dx business in Colombia of

3 100 bps.85.1% 14.8% 0.1% 2.60 3.57 No holding discount.

Change in long term growth (g). Brazil 1%.

4 Argentina 2.2%. Colombia and Peru 3%. No 84.1% 15.8% 0.1% 2.81 3.83 holding discount.

Exchange Ratio - Enersis shares for shares of: Endesa Américas Chilectra Américas

(Estimated range from sensitized scenarios) 2.44 2.84 3.57 4.52 Low High Low High

45 |

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL Assets Enersis Américas Consolidated (SVS) Merger Adjustments Enersis Américas Pro Forma Merged

M$

M$

M$ Current Assets Cash and cash equivalents 1,113,569,619 - 1,113,569,619 Other current financial assets 142,620,909 - 142,620,909 Other current non-financial assets 89,840,199 - 89,840,199 Trade and other current receivables 1,189,121,678 - 1,189,121,678 Current intercompany accounts receivables 144,502,911 - 144,502,911 Inventories 75,897,505 - 75,897,505 Current biologic assets - - - Current tax assets 87,722,866 - 87,722,866 Total current assets other than assets or group of assets for disposal classified as held for sale or held for distribution to owners 2,843,275,687 - 2,843,275,687 TOTAL CURRENT ASSETS 2,843,275,687 - 2,843,275,687 Non-Current Assets Other non-current financial assets 609,738,969 - 609,738,969 Other non-current non-financial assets 88,622,505 - 88,622,505 Trade and other non-current receivables 350,128,561 - 350,128,561 Non-current accounts receivables from related companies 270,698 - 270,698 Investments accounted for using the equity method 31,241,693 - 31,241,693 Intangible assets other than goodwill 1,153,454,168 - 1,153,454,168 Goodwill 479,483,670 - 479,483,670 Property, plant and equipment 5,024,807,458 - 5,024,807,458 Non-current biologic assets - - - Investment property - - - Deferred tax assets 137,434,192 - 137,434,192 TOTAL NON-CURRENT ASSETS 7,875,181,914 - 7,875,181,914 TOTAL ASSETS 10,718,457,601 - 10,718,457,601

Unaudited pro forma consolidated statement of financial position

STRICTLY PRIVATE & CONFIDENTIAL

Unaudited pro forma consolidated statement of financial position Equity and Liabilities Enersis Américas Consolidated (SVS) Merger Adjustments Enersis Américas Pro Forma Merged

M$

M$

M$ Current Liabilities Other current financial liabilities 819,420,506 - 819,420,506 Trade and other current payables 1,396,855,255 18,499,833 1,415,355,088 Current accounts payable to related companies 40,131,196 - 40,131,196 Other current provisions 103,068,360 - 103,068,360 Current tax liabilities 68,867,984 - 68,867,984 Current provisions for employees benefits - - - Other current non-financial liabilities 35,420,253 - 35,420,253 Total current liabilities other than those associated with groups of assets for disposal classified as held for sale 2,463,763,554 18,499,833 2,482,263,387 TOTAL CURRENT LIABILITIES 2,463,763,554 18,499,833 2,482,263,387 Non-Current Liabilities Other non-current financial liabilities 1,964,388,249 - 1,964,388,249 Trade and other non current payables 293,476,435 - 293,476,435 Non-current accounts payable to related companies - - - Other non-current provisions 237,782,799 - 237,782,799 Deferred tax liabilities 226,689,740 - 226,689,740 Non-current provisions for employees benefits 206,274,254 - 206,274,254 Other non-current non-financial liabilities 19,085,817 - 19,085,817 TOTAL NON-CURRENT LIABILITIES 2,947,697,294 - 2,947,697,294 TOTAL LIABILITIES 5,411,460,848 18,499,833 5,429,960,681 Issued capital 3,575,339,010 1,079,567,064 4,654,906,074 Retained earnings 2,148,192,728 - 2,148,192,728 Share premium - - - Own shares hold - - - Other equity participations - - - Other reserves (1,976,890,178) (579,913,623) (2,556,803,801) Equity effect for equivalence setting - - - Equity attributable to owners of the controller 3,746,641,560 499,653,441 4,246,295,001 Non-controlling interest 1,560,355,193 (518,153,274) 1,042,201,919 TOTAL EQUITY 5,306,996,753 (18,499,833) 5,288,496,920 TOTAL EQUITY AND LIABILITIES 10,718,457,601 - 10,718,457,601

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Unaudited pro forma consolidated statement of financial position

The merger adjustments consider the following effects:

1. Current Liabilities: Corresponds to taxes for M$18.499.833 that Chilectra Américas and Endesa Américas will have to pay in Peru and Argentina due to the transfer of investments that both companies hold in these countries. Its value corresponds to the Management's best estimate. This tax is accrued in Endesa Américas and Chilectra Américas, but would be paid by Enersis Américas being the legal continuing entity.

2. Issued Capital: Corresponds to the capital increase in Enersis Américas, continuing entity, for the acquisition of the assets and liabilities of Chilectra Américas and Endesa Américas, resulting from the merger by incorporation of the latter into Enersis Américas. The capital increase amounts to $1.079.567.064.129 and is determined by the economic value of the assets contributed.

3. Other Reserves: Corresponds to the acknowledgment of the difference between the capital increase in Enersis Américas and the book value of the minority interests that become part of the social capital in the net equity attributable to the owners of Enersis Américas after the merger is finished. The difference between the market value of the consideration received or paid and the amount by which the non-controlling participation is acknowledged in the net equity attributable to the owners of Enersis Américas.

It is detailed in:	M$
▪ Reserves for interests unification	(561.413.790)
▪ Tax to be paid for the investment transfer in (Perú) (1)	(18.499.833)
▪ **Total**	**(579.913.623)**

(1) Corresponds to taxes for M$18.499.833 that Chilectra Américas and Endesa Américas will have to pay in Peru and Argentina due to the transfer of investments that both companies hold in these countries. Its value corresponds to the Management's best estimate. This tax is accrued in Endesa Américas and Chilectra Américas, but would be paid by Enersis Américas being the legal continuing entity.

4. Non Controlling Participations: Corresponds to the book value of the minority interests that will convert to direct shareholders in Enersis Américas social capital after the merger and exchange of Endesa Américas and Chilectra Américas shares for Enersis Américas' ones. According to Enersis Américas Unaudited Financial Statements of June 30 2016, the book value of the non-controlling participations belonging to the minority shareholders that will incorporate in the merger is the following:

Company	% Ownership	M$
▪ Chilectra Américas	0,91%	4.915.104
▪ Endesa Américas	40,02%	513.238.170
▪ **Total**		**518.153.274**

H-58

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Enersis Américas Group – Equity participations per activity

		COMPANY	ENERSIS AMÉRICAS	ENDESA AMÉRICAS	CHILECTRA AMÉRICAS	TOTAL ENERSIS AM	TOTAL THIRD PARTIES	Indirect participation through the following companies:
INVESTMENT COMPANY	Chile	CHILECTRA INVERSUD			100.0%	99.1%	0.9%	
	Argentina	EASA	0.0%	100.0%		60.0%	40.0%	
		HIDROINVEST		96.1%		57.6%	38.5%	
		SOUTHERN CONE	0.1%	99.9%		60.0%	40.0%	
		INVERSORA DOCK SUD	57.1%			57.1%	0.0%	
		DISTRILEC	27.2%	0.9%	23.4%	50.9%	0.6%	
	Brazil	ENEL BRASIL	50.9%	37.1%	11.3%	84.4%	15.0%	Chilectra Inversud, Generandes and Edegel
	Colombia	INVERSORA CODENSA	39.1%		9.4%	48.4%	0.1%	Codensa
	Peru	GENERANDES PERU	39.0%	61.0%		75.6%	24.4%	
		INVERSIONES DISTRILIMA	69.9%		30.2%	99.7%	0.3%	
		GENERALIMA	100.0%			100.0%	0.0%	
		CABOBLANCO	100.0%			100.0%	0.0%	Generalima
		VERACRUZ	100.0%			100.0%	0.0%	Generalima
GENERATION	Argentina	ENDESA COSTANERA		75.7%		45.4%	30.3%	Endesa Argentina and Southern Cone
		HIDROELECTRICA EL CHOCON		65.4%		39.2%	26.2%	Endesa Argentina and Hidroinvest
		CENTRAL DOCK SUD	40.3%			40.3%	0.0%	Inversora Dock Sud
		TERM. MANUEL BELGRANO	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		TERM. JOSE DE SAN MARTIN	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		VUELTA DE OBLIGADO	2.6%	22.7%		16.2%	9.1%	Endesa Costanera, El Chocón and Dock Sud
	Brasil	CACHOEIRA	50.8%	37.0%	11.2%	84.2%	14.9%	Enel Brasil
		CGT. FORTALEZA	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
		EOLICA FAZENDA NOVA	50.9%	37.1%	11.3%	84.3%	15.0%	Enel Brasil
		EGP MODELO I	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
		EGP MODELO II	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
	Colombia	EMGESA	21.6%	26.9%		37.7%	10.8%	
	Peru	EDEGEL	21.1%	62.5%		58.6%	25.0%	Generandes Perú
		CHINANGO	16.9%	50.0%		46.9%	20.0%	Edegel
		EE PIURA	96.5%			96.5%	0.0%	Generalima and Caboblanco
DISTRIBUTION	Argentina	EDESUR	37.6%	0.5%	34.1%	71.6%	0.5%	Distrilec
		SACME	18.8%	0.3%	17.0%	35.8%	0.3%	Edesur
	Brasil	AMPLA	45.3%	17.4%	36.7%	92.0%	7.3%	Chilectra Inversud and Enel Brasil
		COELCE	45.2%	21.9%	6.6%	64.9%	8.8%	Enel Brasil
	Colombia	CODENSA	39.1%		9.4%	48.4%	0.1%	
		DECA	19.2%		4.6%	23.7%	0.0%	Codensa
		EEC	15.8%		3.8%	19.5%	0.0%	Deca
	Peru	EDELNOR	60.1%		15.6%	75.5%	0.1%	Distrilima
TRANSMISSION	Argentina	CTM	50.9%	37.1%	11.3%	84.4%	15.0%	Cien
		TESA	50.9%	37.1%	11.3%	84.4%	15.0%	Cien, Endesa Argentina
		YACILEC	22.2%			22.2%	0.0%	
	Brasil	CIEN	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
COM. AND SERVICES	Argentina	CEMSA	55.0%	45.0%		82.0%	18.0%	Endesa Argentina
	Brasil	EN BRASIL	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
	Colombia	EMGESA PANAMA	21.6%	26.9%		37.7%	10.8%	Emgesa
INFRASTRUCTURE	Colombia	PORT. CENTRAL CARTAGENA	22.4%	25.5%	0.5%	38.2%	10.2%	Emgesa and Inversora Codensa

51

H-60

STRICTLY PRIVATE & CONFIDENTIAL

Providence Capital
CORPORATE FINANCE ADVISORY

Enersis Américas Group – Equity participations per country

Country	Segment	COMPANY	ENERSIS AMÉRICAS	ENDESA AMÉRICAS	CHILECTRA AMÉRICAS	TOTAL ENERSIS AM	TOTAL THIRD PARTIES	Indirect participation through the following companies:
ARGENTINA	Investment Company	EASA	0.0%	100.0%		60.0%	40.0%	
		HIDROINVEST		96.1%		57.6%	38.5%	
		SOUTHERN CONE	0.1%	99.9%		60.0%	40.0%	
		INVERSORA DOCK SUD	57.1%			57.1%	0.0%	
		DISTRILEC	27.2%	0.9%	23.4%	50.9%	0.6%	
	Generation	ENDESA COSTANERA		75.7%		45.4%	30.3%	Endesa Argentina and Southern Cone
		HIDROELECTRICA EL CHOCON		65.4%		39.2%	26.2%	Endesa Argentina and Hidroinvest
		CENTRAL DOCK SUD	40.3%			40.3%	0.0%	Inversora Dock Sud
		TERM. MANUEL BELGRANO	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		TERM. JOSE DE SAN MARTIN	0.6%	16.4%		10.4%	6.5%	Endesa Costanera, El Chocón and Dock Sud
		VUELTA DE OBLIGADO	2.6%	22.7%		16.2%	9.1%	Endesa Costanera, El Chocón and Dock Sud
	Distribution	EDESUR	37.6%	0.5%	34.1%	71.6%	0.5%	Distrilec
		SACME	18.8%	0.3%	17.0%	35.8%	0.3%	Edesur
	Transmission	CTM	50.9%	37.1%	11.3%	84.4%	15.0%	Cien
		TESA	50.9%	37.1%	11.3%	84.4%	15.0%	Cien, Endesa Argentina
		YACILEC	22.2%			22.2%	0.0%	
	Com. and services	CEMSA	55.0%	45.0%		82.0%	18.0%	Endesa Argentina
BRAZIL	Investment Company	ENEL BRASIL	50.9%	37.1%	11.3%	84.4%	15.0%	Chilectra Inversud, Generandes and Edegel
	Generation	CACHOEIRA	50.8%	37.0%	11.2%	84.2%	14.9%	Enel Brasil
		CGT. FORTALEZA	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
		EOLICA FAZENDA NOVA	50.9%	37.1%	11.3%	84.3%	15.0%	Enel Brasil
		EGP MODELO I	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
		EGP MODELO II	0.5%	0.4%	0.1%	0.8%	0.1%	Enel Brasil
	Distribution	AMPLA	45.3%	17.4%	36.7%	92.0%	7.3%	Chilectra Inversud and Enel Brasil
		COELCE	45.2%	21.9%	6.6%	64.9%	8.8%	Enel Brasil
	Transmission	CIEN	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
	Com. and services	EN BRASIL	50.9%	37.1%	11.3%	84.4%	15.0%	Enel Brasil
COLOMBIA	Investment Company	INVERSORA CODENSA	39.1%		9.4%	48.4%	0.1%	Codensa
	Generation	EMGESA	21.6%	26.9%		37.7%	10.8%	
	Distribution	CODENSA	39.1%		9.4%	48.4%	0.1%	
		DECA	19.2%		4.6%	23.7%	0.0%	Codensa
		EEC	15.8%		3.8%	19.5%	0.0%	Deca
	Com. and services	EMGESA PANAMA	21.6%	26.9%		37.7%	10.8%	Emgesa
	Infrastructure	PORT. CENTRAL CARTAGENA	22.4%	25.5%	0.5%	38.2%	10.2%	Emgesa and Inversora Codensa
PERU	Investment Company	GENERANDES PERU	39.0%	61.0%		75.6%	24.4%	
		INVERSIONES DISTRILIMA	69.9%		30.2%	99.7%	0.3%	
		GENERALIMA	100.0%			100.0%	0.0%	
		CABOBLANCO	100.0%			100.0%	0.0%	Generalima
		VERACRUZ	100.0%			100.0%	0.0%	Generalima
	Generation	EDEGEL	21.1%	62.5%		58.6%	25.0%	Generandes Perú
		CHINANGO	16.9%	50.0%		46.9%	20.0%	Edegel
		EE PIURA	96.5%			96.5%	0.0%	Generalima and Caboblanco
	Distribution	EDELNOR	60.1%		15.6%	75.5%	0.1%	Distrilima

52

H-61

STRICTLY PRIVATE & CONFIDENTIAL

1. Executive summary

Scope of work

General limitations

Background and procedures applied

2.Description of the transaction

3.Description of the companies

4.Methodology of work

5.Companies valuation

6.Exchange ratio of shares

7.Merger unaudited pro forma consolidated statement of financial position as of June 30, 2016 Appendix Appendix 1: Direct & indirect shareholdings of the companies Appendix 2: Proforma consolidation table

STRICTLY PRIVATE & CONFIDENTIAL

Consolidation Sheet, 30 of June 2016

ENERSIS AMERICAS S.A. AND SUBSIDIARIES – Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2016

(In ths Chilean Pesos )

Enersis Américas

Consolidated

Historical

Less:

Deconsolidation of

Chilectra Américas,

Endesa Américas

and consolidation

adjustments

Enersis

Américas

Combined

Chilectra

Américas

Consolidated

Endesa

Américas

Consolidated

Consolidation

Adjustments

Note

Enersis

Américas

Consolidated

Historical

M$

M$

M$

M$

M$

M$

M$

(1)

(2)

(3)

(4)

(5)

(6)

(7)

Current Assets

Cash and cash equivalents

1,113,569,619

(133,223,343)

980,346,276

19,585,660

113,637,683

-

1,113,569,619

Other current financial assets

142,620,909

(3,351,615)

139,269,294

20,656

3,330,959

-

142,620,909

Other current non-financial assets

89,840,199

(8,182,421)

81,657,778

-

8,182,421

-

89,840,199

Trade and other current receivables

1,189,121,678

(228,346,902)

960,774,776

25,417

228,027,444

294,041

(i)

1,189,121,678

Current intercompany accounts receivables

144,502,911

53,209,545

197,712,456

16,145,750

66,707,642

(136,062,937)

(i)

144,502,911

Inventories

75,897,505

(27,095,115)

48,802,390

-

27,095,115

-

75,897,505

Current biologic assets

-

-

-

-

-

-

-

Current tax assets

87,722,866

(3,044,045)

84,678,821

1,557,509

1,486,536

-

87,722,866

2,843,275,687

(350,033,896)

2,493,241,791

37,334,992

448,467,800

(135,768,896)

2,843,275,687

TOTAL CURRENT ASSETS

2,843,275,687

(350,033,896)

2,493,241,791

37,334,992

448,467,800

(135,768,896)

2,843,275,687

Non-Current Assets

Other non-current financial assets

609,738,969

(1,491,012)

608,247,957

-

1,491,012

-

609,738,969

Other non-current non-financial assets

88,622,505

(1,130,895)

87,491,610

-

1,130,895

-

88,622,505

Trade and other non-current receivables

350,128,561

(218,201,571)

131,926,990

-

218,201,571

-

350,128,561

Non-current accounts receivables from related companies

270,698

-

270,698

-

-

-

270,698

Investments accounted for using the equity method

31,241,693

1,587,466,011

1,618,707,704

504,243,419

534,850,522

(2,626,559,952)

(ii)

31,241,693

Intangible assets other than goodwill

1,153,454,168

(31,531,661)

1,121,922,507

-

31,531,661

-

1,153,454,168

Goodwill

479,483,670

(264,848,570)

214,635,100

-

96,566,275

168,282,295

(iii)

479,483,670

Property, plant and equipment

5,024,807,458

(2,632,392,915)

2,392,414,543

-

2,632,392,915

-

5,024,807,458

Non-current biologic assets

-

-

-

-

-

-

-

Investment property

-

-

-

-

-

-

-

Deferred tax assets

137,434,192

(15,792,255)

121,641,937

60,489

15,731,766

-

137,434,192

TOTAL NON-CURRENT ASSETS

7,875,181,914

(1,577,922,868)

6,297,259,046

504,303,908

3,531,896,617

(2,458,277,657)

7,875,181,914

TOTAL ASSETS

10,718,457,601

(1,927,956,764)

8,790,500,837

541,638,900

3,980,364,417

(2,594,046,553)

10,718,457,601

ASSETS

Total current assets other than assets or group of assets for disposal classified as held for sale or held for distribution to owners

STRICTLY PRIVATE & CONFIDENTIAL

Consolidation Sheet, 30 of June 2016

ENERSIS AMERICAS S.A. AND SUBSIDIARIES - Unaudited Pro Forma Consolidated Statement of Financial Position as of June 30, 2016

(In ths Chilean Pesos )

Enersis

Américas

Consolidated

Historical

Less:

Deconsolidation of

Chilectra Américas,

Endesa Américas

and consolidation

adjustments

Enersis

Américas

Combined

Chilectra

Américas

Consolidated

Endesa Américas

Consolidated

Consolidation

Adjustments

Note

Enersis

Américas

Consolidated

Historical

M$

M$

M$

M$

M$

M$

M$

(1)

(2)

(3)

(4)

(5)

(6)

(7)

Current Liabilities

Other current financial liabilities

819,420,506

(250,675,372)

568,745,134

389,761

250,285,611

-

819,420,506

Trade and other current payables

1,396,855,255

(268,343,809)

1,128,511,446

205,621

268,138,188

-

1,396,855,255

Current accounts payable to related companies

40,131,196

70,221,572

110,352,768

549,710

59,695,554

(130,466,836)

(i)

40,131,196

Other current provisions

103,068,360

(41,732,172)

61,336,188

3,595

41,728,577

-

103,068,360

Current tax liabilities

68,867,984

(43,364,451)

25,503,533

-

43,364,451

-

68,867,984

Other current non-financial liabilities

35,420,253

(1,806,926)

33,613,327

-

1,806,926

-

35,420,253

2,463,763,554

(535,701,158)

1,928,062,396

1,148,687

665,019,307

(130,466,836)

2,463,763,554

TOTAL CURRENT LIABILITIES

2,463,763,554

(535,701,158)

1,928,062,396

1,148,687

665,019,307

(130,466,836)

2,463,763,554

Non-Current Liabilities

Other non-current financial liabilities

1,964,388,249

(925,445,179)

1,038,943,070

-

925,445,179

-

1,964,388,249

Trade and other non current payables

293,476,435

(35,396,432)

258,080,003

-

35,396,432

-

293,476,435

Non-current accounts payable to related companies

-

5,302,060

5,302,060

-

-

(5,302,060)

(i)

-

Other non-current provisions

237,782,799

(58,871,199)

178,911,600

-

58,871,199

-

237,782,799

Deferred tax liabilities

226,689,740

(150,982,120)

75,707,620

-

150,982,120

-

226,689,740

Non-current provisions for employees benefits

206,274,254

(22,515,863)

183,758,391

-

22,515,863

-

206,274,254

Other non-current non-financial liabilities

19,085,817

(17,730,977)

1,354,840

-

17,730,977

-

19,085,817

TOTAL NON-CURRENT LIABILITIES

2,947,697,294

(1,205,639,710)

1,742,057,584

-

1,210,941,770

(5,302,060)

2,947,697,294

TOTAL LIABILITIES

5,411,460,848

(1,741,340,868)

3,670,119,980

1,148,687

1,875,961,077

(135,768,896)

5,411,460,848

EQUITY

Issued capital

3,575,339,010

-

3,575,339,010

137,790,702

778,936,764

(916,727,466)

(iv)

3,575,339,010

Retained earnings

2,148,192,728

-

2,148,192,728

530,028,911

1,329,144,560

(1,859,173,471)

(iv)

2,148,192,728

Share premium

-

-

-

212,082

120,497,065

(120,709,147)

(iv)

-

Other reserves

(1,976,890,178)

-

(1,976,890,178)

(127,541,482)

(946,124,191)

1,073,665,673

(iv)

(1,976,890,178)

3,746,641,560

-

3,746,641,560

540,490,213

1,282,454,198

(1,822,944,411)

3,746,641,560

Non-controlling interest

1,560,355,193

(186,615,896)

1,373,739,297

-

821,949,142

(635,333,246)

(v)

1,560,355,193

TOTAL EQUITY

5,306,996,753

(186,615,896)

5,120,380,857

540,490,213

2,104,403,340

(2,458,277,657)

5,306,996,753

10,718,457,601

(1,927,956,764)

8,790,500,837

541,638,900

3,980,364,417

(2,594,046,553)

10,718,457,601

EQUITY AND LIABILITIES

Total current liabilities other than those associated with groups of assets for disposal classified as held for sale

Equity attributable to owners of the controller

TOTAL EQUITY AND LIABILITIES

STRICTLY PRIVATE & CONFIDENTIAL

Consolidation Sheet, 30 of June 2016

The consolidation sheet considers:

(1) Enersis Américas Historical (SVS): Corresponds to the historical consolidated financial information of Enersis Américas S.A. and subsidiaries that has been presented to the Superintendencia de Valores y Seguros (SVS) as of June 30, 2016.

(2) Less: Deconsolidation of Chilectra Américas, Endesa Américas and consolidation adjustments. Corresponds to the deconsolidation of the groups Chilectra Américas S.A. and Endesa Américas S.A. as of June 30 2016, including the consolidation adjustments associated to the referred groups.

(3) Enersis Américas “combined“: Represents the consolidation of Enersis Américas unconsolidated financial statements with its subsidiaries Distrilima Group, Enel Brasil Group, Codensa Group, Dock Sud Group, Caboblanco Group, Edesur, Generalima, Cemsa and Compañĺa Eléctrica Veracruz S.A. plus the equity participation in Chilectra Américas Group, Endesa Américas Group, Generandes Perú Group and Emgesa Group.

(4) Chilectra Américas Consolidated: Corresponds to the consolidated financial information of Chilectra Américas S.A. and subsidiaries that has been presented to the Superintendencia de Valores y Seguros (SVS) as of June 30 of 2016.

(5) Endesa Américas Consolidated: Corresponds to the consolidated financial information of Endesa Américas S.A. and subsidiaries that has been presented to the Superintendencia de Valores y Seguros (SVS) as of June 30 of 2016.

(6) Consolidation Adjustments

(i) Reflects the elimination of intercompany balances of Enersis Américas Combined with Chilectra Américas S.A. y Endesa Américas S.A. groups

(ii) Reflects the elimination of investments balances over companies consolidated in Enersis Américas, reported by Chilectra Américas and Endesa Américas as of June 30 of 2016 plus the elimination of Enersis Américas participations over Chilectra Américas, Endesa Américas, Generandes Perú and Emgesa groups.

(iii) Reflects the re-classification of Goodwill over companies consolidated in Enersis Américas group, that was acknowledged as higher value of investments in Chilectra Américas and Endesa Américas.

(iv) Reflects the elimination of consolidated equities of Chilectra Américas and Endesa Américas groups.

(v) Reflects the acknowledgement of Enersis Américas group minority participations over the consolidated equity of Chilectra Américas and Endesa Américas net of direct minority participations of Enersis Américas .

(7) Enersis Américas Consolidated (SVS): Corresponds to the historical consolidated financial information of Enersis Américas S.A. and subsidiaries that has been presented to the Superintendencia de Valores y Seguros (SVS) as of June 30, 2016. (Same as in point 1)